                                                                     EXHIBIT 4.1







                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT



                            DATED AS OF JUNE 30, 2000



                                 BY AND BETWEEN



                              NEMATRON CORPORATION,



                                  AS BORROWER,



                                       AND



                         LASALLE BUSINESS CREDIT, INC.,



                                    AS LENDER



                                   $8,803,333

                                TABLE OF CONTENTS

1.       DEFINITIONS.............................................................................................1

     (a) General Definitions.....................................................................................1

     (b) Accounting Terms and Definitions.......................................................................10

2.       REVOLVING LOANS........................................................................................10

3.       TERM LOAN..............................................................................................11

4.       LETTERS OF CREDIT......................................................................................11

5.       INTEREST, FEES AND CHARGES.............................................................................12

     (a) Rates of Interest......................................................................................12

     (b) Computation of Interest and Fees.......................................................................12

     (c) Maximum Interest.......................................................................................12

     (d) Letter of Credit Fees..................................................................................13

     (e) Closing Fee............................................................................................13

     (f) Unused Line Fee........................................................................................13

     (g) Examination and Appraisal Fees.........................................................................13

     (h) Capital Adequacy Charge................................................................................13

6.       LOAN ADMINISTRATION....................................................................................14

     (a) Loan Requests..........................................................................................14

     (b) Disbursement...........................................................................................14

7.       GRANT OF SECURITY INTEREST TO LASALLE..................................................................14

8.       PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN................................15

9.       POSSESSION OF COLLATERAL AND RELATED MATTERS...........................................................15

10.      COLLECTIONS............................................................................................15

11.      SCHEDULES AND REPORTS..................................................................................17

     (a) Daily Reports..........................................................................................17

     (b) Monthly Financial Statements...........................................................................18

     (c) Monthly Reports........................................................................................18

     (d) Annual Financial Statements............................................................................18

     (e) Annual Projections.....................................................................................18

     (f) Accountant's Reports...................................................................................19

     (g) Explanation of Budgets and Projections.................................................................19


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


     (h) Other Information......................................................................................19

     (i) Accompanying Certificates..............................................................................19

12.      TERMINATION............................................................................................19

13.      REPRESENTATIONS AND WARRANTIES.........................................................................20

14.      COVENANTS..............................................................................................24

15.      CONDITIONS PRECEDENT...................................................................................30

16.      DEFAULT................................................................................................31

17.      REMEDIES UPON AN EVENT OF DEFAULT......................................................................33

18.      INDEMNIFICATION........................................................................................33

19.      NOTICES................................................................................................34

20.      CHOICE OF GOVERNING LAW AND CONSTRUCTION...............................................................34

21.      FORUM SELECTION AND SERVICE OF PROCESS.................................................................34

22.      MODIFICATION AND BENEFIT OF AGREEMENT..................................................................35

23.      HEADINGS OF SUBDIVISIONS...............................................................................35

24.      POWER OF ATTORNEY......................................................................................35

25.      WAIVER OF JURY TRIAL; OTHER WAIVERS; CONFIDENTIALITY...................................................35




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

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


         THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT ("AGREEMENT") is made as of this 30th day of June, 2000 ("AMENDMENT DATE"), by and between LASALLE BUSINESS CREDIT, INC., a Delaware corporation ("LASALLE"), with an office at Two Honey Creek Corporate Center, 115 South 84th Street, Suite 220, Milwaukee, Wisconsin 53214, and NEMATRON CORPORATION, a Michigan corporation ("BORROWER"), with its principal office at 5840 Interface Drive, Ann Arbor, Michigan 48103, and amends and restates in its entirety that certain Loan and Security Agreement ("EXISTING AGREEMENT") dated as of November 12, 1999, by and between LaSalle and Borrower.

                                   WITNESSETH:

                  WHEREAS, Borrower and LaSalle have entered into the Existing Agreement, pursuant to which LaSalle has agreed to make loans and advances to and extend certain credit accommodations to Borrower;

                  WHEREAS, Borrower and LaSalle wish to amend and restate the Existing Agreement pursuant to the terms set forth herein;

                  NOW, THEREFORE, in consideration of the premises and any loans, advances and credit accommodations (including any loans by renewal or extension) hereafter made to Borrower by LaSalle, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrower, the parties agree that the Existing Agreement is hereby amended and restated to read, in its entirety, as follows:

                  1.  DEFINITIONS

                  (a) General Definitions.

                  "A-OK" shall mean A-OK Controls Engineering, Inc., a Michigan corporation, and its successors and assigns.

                  "A-OK BORROWING BASE" shall mean the "Borrowing Base" as such term is defined in the A-OK Loan Agreement.

                  "A-OK LOAN AGREEMENT" shall mean that certain Loan and Security Agreement dated as of June 30, 2000, by and between A-OK and LaSalle, as amended, restated, supplemented or otherwise modified from time to time.

                  "A-OK LOANS" shall mean the "Loans" as such term is defined in the A-OK Loan Agreement.

                  "ACCOUNT," "ACCOUNT DEBTOR," "CHATTEL PAPER," "COMMERCIAL TORT CLAIM," "DEPOSIT ACCOUNTS," "DOCUMENTS," "ELECTRONIC CHATTEL PAPER," "EQUIPMENT," "GENERAL

INTANGIBLES," "GOODS," "INSTRUMENTS," "INVENTORY," "INVESTMENT PROPERTY" and "LETTER-OF-CREDIT RIGHTS" shall have the respective meanings assigned to such terms in the Uniform Commercial Code.

                  "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by or under common control with Borrower, but shall not include any Subsidiary of Borrower.

                  "AMENDMENT AGENDA" shall have the meaning specified in paragraph 15(a)(i) hereof.

                  "BENEFIT PLAN" shall mean an employee pension benefit plan of Borrower or an ERISA Affiliate, as defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA, each of which is specified on Schedule 13(w) attached hereto.

                  "BORROWING BASE" shall have the meaning specified in paragraph 2 hereof.

                  "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, or such other day as banks in Milwaukee, Wisconsin or Chicago, Illinois are authorized or required to be closed for business.

                  "CAPITAL EXPENDITURES" shall mean, with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by Borrower during such period that are required by GAAP to be included in or reflected by the property, plant or equipment or similar fixed asset accounts (or in intangible accounts subject to amortization) in the balance sheet of Borrower.

                  "CHANGE OF CONTROL" shall mean if the current shareholders of Borrower shall cease to directly or indirectly, of record or beneficially, own or control in the aggregate at least fifty percent (50%) of the voting shares of such Borrower free and clear of all liens and security interests.

                  "CLOSING DATE" shall mean November 12, 1999.

                  "COLLATERAL" shall mean all of the personal property of Borrower described in paragraph 7 hereof, all of the personal property of A-OK described in paragraph 7 of the A-OK Loan Agreement, all of the real property of any Obligor described in the Mortgages and all other real or personal property of any other Obligor or any other Person now or hereafter pledged to LaSalle to secure, either directly or indirectly, repayment of any of the Liabilities.

                  "COMBINED EXCESS AVAILABILITY" shall mean, as of any date of determination by LaSalle, the sum of:

                            (A) the excess, if any, of

                                (i)  the Borrowing Base over

                                (ii) the sum (without duplication) of

                                     (a) outstanding Revolving Loans, plus

                                     (b) Borrower's aggregate trade payables and
                                outstanding debt which remain unpaid more than sixty (60) days after the due dates thereof, in each case as of the close of business on such date; plus

                           (B)  the excess, if any, of

                                (i)  the A-OK Borrowing Base over

                                (ii) the sum (without duplication) of

                                     (a) outstanding A-OK Loans, plus

                                     (b) A-OK's aggregate trade payables and
                                outstanding debt which remain unpaid more than sixty (60) days after the due dates thereof, in each case as of the close of business on such date.

                  "DEBT SERVICE COVERAGE RATIO" shall mean, as of the end of any fiscal quarter for a measurement period consisting of that portion of the current Fiscal Year then ended, the ratio of (i) annualized (a) net income after taxes for such period (excluding any after-tax gains or losses on the sale of assets (other than the sale of Inventory in the ordinary course of business) and excluding other after-tax extraordinary gains or losses, but including gains from the sale of non-booked assets), plus (b) depreciation and amortization deducted in determining net income for such period, minus (c) Capital Expenditures and additions to capitalized software and development costs for such period not financed, to (ii) current principal maturities of long term debt and capitalized leases paid or scheduled to be paid during such Fiscal Year.

                  "DEFAULT" shall mean any event, condition or default which with the giving of notice, the lapse of time or both would be an Event of Default.

                  "DILUTION" shall mean, with respect to any period, the percentage obtained by dividing: (a) the sum of (i) non-cash credits against Accounts of Borrower for such period (but excluding any non-cash credits against Accounts of Borrower which have arisen solely because Borrower's invoice has been delivered to the wrong address of an Account Debtor and for which the Borrower has rebilled such Account to the correct address of such Account Debtor), plus (ii) pending or probable, but not yet applied, non-cash credits against Accounts of Borrower for such period, as reasonably determined by LaSalle, by (b) gross invoiced sales of Borrower for such period.

                  "ELIGIBLE ACCOUNT" shall mean an Account owing to a Borrower which is acceptable to LaSalle in its reasonable discretion for lending purposes. LaSalle shall consider an Account to be an Eligible Account if it meets, and so long as it continues to meet, the following requirements:

                            (i)  it is genuine and in all respects is what it
purports to be;

                            (ii) it is owned by a Borrower and such Borrower
has the right to subject it to a security  interest in favor of LaSalle;


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

                           (iii)   it arises from (A) the performance of
services by a Borrower and such services have been fully performed and acknowledged and accepted by the Account Debtor thereunder; or (B) the sale of Goods by a Borrower, and such Goods have been completed in accordance with the Account Debtor's specifications (if any) and delivered to and accepted by the Account Debtor, such Account Debtor has not refused to accept and has not returned or offered to return any of the Goods, or has not refused to accept any of the services, which are the subject of such Account, and the applicable Borrower has possession of, or has delivered to LaSalle at LaSalle's request, shipping and delivery receipts evidencing delivery of such Goods;

                            (iv)   it is evidenced by an invoice rendered to the
Account Debtor thereunder, is due and payable within thirty (30) days after the stated invoice date thereof and does not remain unpaid more than ninety (90) days past the stated invoice date thereof; provided, however, that if more than twenty-five percent (25%) of the aggregate dollar amount of invoices owing by a particular Account Debtor (other than an Account Debtor to the extent that its Accounts are Foreign Insured Accounts) remain unpaid for more than ninety (90) days past the respective invoice dates thereof, then all Accounts owing to the applicable Borrower by that Account Debtor shall be deemed ineligible;

                            (v)    it is not subject to any prior assignment,
claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

                            (vi)   it is a valid, legally enforceable and
unconditional obligation of the Account Debtor thereunder, and is not subject to setoff, counterclaim, credit, allowance or adjustment by such Account Debtor, or to any claim by such Account Debtor denying liability thereunder in whole or in part;

                            (vii)  it does not arise out of a contract or order
which fails in any material respect to comply with the requirements of applicable law;

                            (viii) the Account Debtor thereunder is not a
director, officer, employee or agent of a Borrower, or a Subsidiary, Parent or Affiliate of a Borrower;

                            (ix)   it is not an Account with respect to which
the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless the applicable Borrower assigns its right to payment of such Account to LaSalle pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended;

                            (x)    it is not an Account with respect to which
the Account Debtor is located in a state which requires the applicable Borrower, as a precondition to commencing or maintaining an action in the courts of that state, either to (A) receive a certificate of authority to do business and be in good standing in such state, or (B) file a notice of business activities report or similar report with such state's taxing authority, unless (x) the applicable Borrower has taken one of the actions described in clauses (A) or (B), (y) the failure to take one of the actions described in either clause (A) or (B) may be cured retroactively by such Borrower at its election, or (z) such Borrower has proven, to LaSalle's satisfaction, that it is exempt from any such requirements under any such state's laws;

                            (xi)   it is an Account which arises out of a sale
made in the ordinary course of the applicable Borrower's business;

                            (xii)  the Account Debtor either (A) is a resident
or citizen of, and is located within, the United States of America or Canada, or
(B) is not a resident or citizen of, or is not located within, the United States of America or Canada, but as to which (and only to the extent) adequate credit insurance for its Accounts exists in favor of the applicable Borrower and LaSalle and which is underwritten by American Indemnity Co. (a "Foreign Insured Account");

                            (xiii) it is not an Account with respect to which
the Account Debtor's obligation to pay is conditional upon the Account Debtor's approval of the Goods or services or is otherwise subject to any repurchase obligation or any consignment return right, as with sales made on a bill-and-hold, guaranteed sale, sale on approval, sale or return or consignment basis;

                            (xiv)  it is not an Account (A) with respect to
which any representation or warranty contained in this Agreement is untrue or
(B) which violates any of the covenants of Borrower contained in this Agreement;

                            (xv)   it is not an Account (other than an Account
of Electro-Matic Products Co. or a Foreign Insured Account) which, when added to a particular Account Debtor's other indebtedness to Borrower, exceeds the lesser of ten percent (10%) of the aggregate of Borrower's Accounts or a credit limit determined by LaSalle in its reasonable credit judgment for that Account Debtor; provided, however, that Accounts excluded from Eligible Accounts solely by reason of this clause (xv) shall be Eligible Accounts to the extent of such credit limit; provided further that upon the request of the Borrower from time to time, LaSalle shall give reasonable consideration to increasing such credit limit with respect to a particular Account Debtor;

                            (xvi) as to Accounts of Electro-Matic Products Co.
("ELECTRO-MATIC"), it is not an Electro-Matic Account which, when added to Electro-Matic's other indebtedness to Borrower, exceeds twenty-five percent (25%) of the aggregate of Borrower's Accounts, provided, however, that Electro-Matic Accounts excluded from Eligible Accounts solely by reason of this clause (xvi) shall be Eligible Accounts to the extent of such twenty-five percent (25%) credit limit; provided further that upon the request of the Borrower from time to time, LaSalle shall give reasonable consideration to increasing such credit limit with respect to Electro-Matic; or

                            (xvii) it is not an Account with respect to
which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by LaSalle in its reasonable credit judgment.

                  "ENVIRONMENTAL LAWS" shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to Borrower's business or facilities owned or operated by Borrower, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and all references to sections thereof shall include such sections and any predecessor and successor provisions thereto.

                  "ERISA AFFILIATE" shall mean any member of a controlled group of entities as determined under Section 414(b), (c), (m), or (o) of the IRC, of which the Borrower is a member.

                  "EVENT OF DEFAULT" shall have the meaning specified in paragraph 16 hereof.

                  "EXCESS CASH FLOW" shall mean, with respect to any period, an amount (not less than zero) equal to (i) net profit after taxes for such period, plus (ii) depreciation and amortization expense deducted in determining net profit for such period, minus (iii) Capital Expenditures and additions to capitalized software and development costs for such period not financed, minus
(iv) current principal maturities of long-term debt and capitalized leases paid or scheduled to be paid during such period.

                  "EXHIBIT A" shall mean the exhibit entitled "Exhibit A - Business and Collateral Locations" which is attached hereto and made a part hereof.

                  "EXHIBIT B" shall mean the exhibit entitled "Exhibit B - Officer's Certificate", which is attached hereto and made a part hereof.

                  "FISCAL YEAR" shall mean, with respect to Borrower and its Subsidiaries, the twelve (12) month accounting period commencing January 1 of each calendar year and ending December 31 of such calendar year (it being understood, for the avoidance of doubt, that notwithstanding the proviso in paragraph 14(l) hereof, the period from January 1, 2000 through December 31, 2000 shall constitute a single Fiscal Year of A-OK for purposes of paragraph 14(m) hereof).

                  "FOREIGN INSURED ACCOUNT" is defined in clause (xii) of the definition of "Eligible Account."

                  "GAAP" shall mean generally accepted accounting principles and policies in the United States as in effect from time to time.

                  "HAZARDOUS MATERIALS" shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation, any that are or become classified as hazardous or toxic under any Environmental Law).

                  "INDEMNIFIED PARTY" shall have the meaning specified in paragraph 18 hereof.

                  "INTEREST COVERAGE RATIO" shall mean, as of the end of any fiscal quarter for a measurement period consisting of that portion of the Fiscal Year then ended, the ratio of (i) annualized (a) net income after taxes for such period (excluding any after-tax gains or losses on the sale of assets and excluding other after-tax extraordinary gains or losses) plus (b) interest expense, income tax expense, depreciation and amortization for such period, plus
(c) losses attributable to any fixed asset sales made during such period and non-cash charges which have been subtracted in calculating net income for such period, minus (d) gains attributable to any fixed asset sales made during such period and other non-cash gains which have been added in calculating net income for such period, minus (e) Capital Expenditures and additions to capitalized software and development costs for such period not financed, to (ii) annualized interest expense for such period.

                  "IRC" shall mean the Internal Revenue Code of 1986, as amended.

                  "LASALLE BANK" shall mean LaSalle Bank National Association and its successors and assigns.

                  "LETTERS OF CREDIT" shall mean those documentary or stand-by letters of credit issued for Borrower's account in accordance with the terms of paragraph 4 hereof.

                  "LETTER OF CREDIT OBLIGATIONS" shall mean, as of any date of determination, the sum of (i) the aggregate undrawn face amount of all Letters of Credit and (ii) the aggregate unreimbursed amount of all drawn Letters of Credit not already converted to a Loan hereunder.

                  "LIABILITIES" shall mean any and all obligations, liabilities and indebtedness of Borrower or A-OK to LaSalle or to any parent, affiliate or subsidiary of LaSalle of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law.

                  "LOAN" or "LOANS" shall mean any and all Revolving Loans and the Term Loan made by LaSalle to Borrower pursuant to paragraphs 2 and 3 hereof and all other loans, advances and financial accommodations made by LaSalle to or on behalf of Borrower hereunder.

                  "LOCK BOX" and "BLOCKED ACCOUNT" shall have the meanings specified in paragraph 10 hereof.

                  "MATERIAL ADVERSE EFFECT" shall mean with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of the business, property, assets, operations, condition (financial or otherwise) or prospects of Borrower.

                  "MORTGAGE" shall mean each mortgage or deed of trust executed by Borrower, A-OK or any other Obligor in favor of LaSalle to secure the Liabilities.

                  "MULTIEMPLOYER PLAN" shall mean a plan described in Section 4001(a)(3) of ERISA which covers employees of Borrower or any ERISA Affiliate.

                  "NOTE" shall mean the Revolving Note, the Special Accommodation Note or the Term Note.

                  "OBLIGORS" shall mean, collectively, Borrower, A-OK and each other Person who is or shall become primarily or secondarily liable for any of the Liabilities, and each such person is an "OBLIGOR"; provided, however, that such term shall not include any Account Debtor.

                  "ORIGINAL TERM" shall have the meaning specified in paragraph 12 hereof.

                  "OTHER AGREEMENTS" shall mean all agreements, instruments and documents including, without limitation, guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of Borrower or any other Person and delivered to LaSalle or to any parent, affiliate or subsidiary of LaSalle in connection with the Liabilities or the transactions contemplated hereby.

                  "PARENT" shall mean any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) at least a majority of the issued and outstanding stock or other similar ownership interest of Borrower or any Subsidiary.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereof.

                  "PERMITTED INVESTMENT" shall mean

                  (a) Investments in direct obligations of, or obligations fully guarantied by, the United States of America or any agency of the United States of America the obligations of which agency carry the full faith and credit of the United States of America, provided that such obligations mature within one (1) year from the date of acquisition thereof;

                  (b) Investments in any obligation of any state or municipality thereof that at the time of acquisition thereof have an assigned rating of "A", "A-2" or higher by Standard & Poors (or an equivalent or higher rating by another credit rating agency of recognized national standing in the United States of America), provided that such obligations mature within one (1) year from the date of acquisition thereof;

                  (c) Investments in negotiable certificates of deposit issued by commercial banks organized under the laws of the United States of America or any state thereof, having capital, surplus and undivided profits aggregating at least Fifty Million Dollars ($50,000,000) and the long-term unsecured debt obligations of which are rated "A", "A-2" or higher by Standard & Poors (or an equivalent or higher rating by another credit rating agency of recognized national standing in the United

States of America), provided that such certificates of deposit mature within one
(1) year from the date of acquisition thereof; and

                  (d) Investments in corporate debt obligations (including commercial paper) of corporations organized under the laws of the United States of America or any state thereof that at the time of acquisition thereof have an assigned rating of "A", "A-2" or higher by Standard & Poors (or an equivalent or higher rating by another credit rating agency of recognized national standing in the United States of America).

                  "PERMITTED LIENS" shall mean (i) statutory liens of landlords, carriers, warehousemen, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts which are either (x) not yet due or declared to be due by the claimant thereunder or (y) being contested in good faith by appropriate proceeding and as to which Borrower maintains reserves adequate to discharge such lien, (ii) liens or security interests in favor of LaSalle, (iii) zoning restrictions and easements, rights of way, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a Material Adverse Effect on Borrower's ability to use such real property for its intended purpose in connection with Borrower's business, (iv) liens securing the payment of taxes or other governmental charges not yet delinquent or being contested in good faith and by appropriate proceedings, (v) liens incurred or deposits made in the ordinary course of Borrower's business in connection with capitalized leases or purchase money security interests for purchase of, and applying only to, Equipment included in the permitted borrowings under paragraph 13(p) or permitted as Capital Expenditures under paragraph 14(m), (vi) liens securing indebtedness owing by any Subsidiary to Borrower to the extent such indebtedness is permitted under paragraph 14(l), or to any other Subsidiary of Borrower, (vii) deposits to secure performance of bids, trade contracts, leases and statutory obligations (to the extent not excepted elsewhere herein); (viii) liens specifically permitted by LaSalle in writing as set forth on Schedule 1(a) attached hereto;
(ix) any lien arising out of the refinancing, extension, renewal or refunding of any indebtedness secured by an lien permitted by any of the foregoing subparagraphs (i) through (viii) inclusive; provided, that (a) such indebtedness is not secured by any additional assets, and (b) the amount of such indebtedness is not increased, (x) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation, (xi) securities and other properties held at banks or financial institutions to secure the payment or reimbursement under overdraft, acceptance and other facilities, (xii) rights of setoff, banker's lien and other similar rights arising solely by operation of law, (xiii) liens in the nature of any minor imperfections of title, including but not limited to easements, covenants, rights of way or other similar restrictions which would not materially adversely affect the use of the property to which they relate, have a material adverse effect on the sale or lease of such property or render title thereto unmarketable and (xiv) liens securing appeal bonds.

                  "PERSON" shall mean any individual, sole proprietorship, partnership, limited liability company venture, trust, unincorporated organization, association, corporation, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

                  "PROHIBITED TRANSACTION" shall mean a prohibited transaction in Section 4975 of the IRC and Section 406 of ERISA.

                  "REFERENCE RATE" shall mean the publicly announced Reference Rate of LaSalle Bank in effect from time to time. The Reference Rate is not intended to be the lowest or most favorable rate of LaSalle Bank in effect at any time.

                  "RENEWAL TERM" shall have the meaning specified in paragraph 12 hereof.

                  "REPORTABLE EVENT" shall mean a reportable event as defined in
Section 4043 of ERISA and the regulations issued under such section, with respect to a Benefit Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event.

                  "REVOLVING LOANS" shall have the meaning specified in paragraph 2 hereof.

                  "REVOLVING LOAN COMMITMENT" shall mean Six Million Dollars ($6,000,000).

                  "REVOLVING NOTE" shall mean the Amended and Restated Revolving Credit Note in the original principal amount of Six Million Dollars ($6,000,000), executed by Borrower to the order of LaSalle, dated as of the Amendment Date, which amends and restates, and is in replacement of and substitution for (and not a novation of) that certain Revolving Credit Note in the original principal amount of Eight Million Dollars ($8,000,000), executed by Borrower to the order of LaSalle, dated as of the Closing Date.

                  "SPECIAL ACCOMMODATION ADVANCE" shall have the meaning specified in paragraph 2 hereof.

                  "SPECIAL ACCOMMODATION MATURITY DATE" shall mean July 1, 2002.

                  "STANDARD FEDERAL" shall mean Standard Federal Bank, Troy, Michigan, and its successors and assigns.

                  "SUBORDINATED INDEBTEDNESS" shall mean debt expressly subordinated to LaSalle on terms and conditions acceptable to LaSalle in its sole judgment.

                  "SUBSIDIARY" shall mean any corporation or company of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by Borrower or by any partnership or joint venture of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by Borrower.

                  "TANGIBLE NET WORTH" shall mean shareholders' equity (including retained earnings) less the book value of all intangible assets reflected on Borrower's consolidated balance sheet, plus the amount of any debt subordinated to LaSalle where the terms and conditions of such subordination have been accepted in writing by LaSalle in its sole judgment, all as determined in accordance with GAAP, consistently applied.

                  "TERM LOAN" shall have the meaning specified in paragraph 3 hereof.

                  "TERM NOTE" shall mean the Term Note in the original principal amount equal to the amount of the Term Loan, executed by Borrower to the order of LaSalle and dated as of the Closing Date.

                  "TOTAL CREDIT FACILITY" shall mean the sum of Eight Million Eight Hundred Three Thousand Three Hundred Thirty-Three Dollars ($8,803,333).

                  "UK SUB" shall have the meaning specified in paragraph 14(i) hereof.

                  "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as from time to time enacted and in effect in the State of Michigan or any other jurisdiction of mandatory applicability.

                  (b) Accounting Terms and Definitions. Unless otherwise defined or specified herein, all accounting terms used in this Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the financial statements delivered by Borrower to LaSalle on or before the Closing Date. All accounting determinations for purposes of determining compliance with the financial covenants contained in paragraph 14(m) shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the audited financial statements delivered to LaSalle by Borrower on or before the Closing Date. The financial statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with GAAP. If GAAP shall change from the basis used in preparing the audited financial statements delivered to LaSalle by Borrower on or before the Closing Date, the certificates required to be delivered pursuant to paragraph 11(b) demonstrating compliance with the covenants contained herein shall include, at the election of Borrower or upon the request of LaSalle, calculations setting forth the adjustments necessary to demonstrate how Borrower is in compliance with the financial covenants based upon GAAP as in effect on the Closing Date.

                  (c) Uniform Commercial Code Terms. Borrower acknowledges and agrees that, with respect to any capitalized terms used herein that is defined in either (i) Article 9 of the Uniform Commercial Code as in effect in Michigan or any other jurisdiction of mandatory applicability as of the Closing Date or Amendment Date, or (ii) Article 9 of the Uniform Commercial Code as in effect at any relevant time in Michigan or any other jurisdiction of mandatory applicability the meaning to be ascribed thereto with respect to any particular item or type of Collateral shall be that under the more encompassing of the two definitions.

                  2. REVOLVING LOANS. Subject to the terms and conditions of this Agreement and the Other Agreements, (a) during the Original Term and any Renewal Term, absent the existence and continuation of an Event of Default, LaSalle shall make such revolving loans and advances (the "REVOLVING LOANS") to Borrower as Borrower shall from time to time request, in accordance with the terms of this paragraph 2, and (b) on the Amendment Date, absent the existence and continuation of an Event of Default, LaSalle shall make a Revolving Loan to Borrower in the amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the "SPECIAL ACCOMMODATION ADVANCE") in accordance with the terms of this paragraph 2. The aggregate unpaid principal amount of all Revolving Loans (other than the Special Accommodation Advance) outstanding at any one time made to Borrower shall not exceed the lesser of (i) an amount equal to eighty-five percent (85%) of the face amount of Eligible Accounts, less such reserves as LaSalle elects to establish from time to time in the exercise of its reasonable discretion, including, without limitation, a Dilution reserve if Dilution exceeds 5%, minus the outstanding amount of all Letter of Credit Obligations, (the "BORROWING BASE") or (ii) the Revolving Loan Commitment, minus the outstanding amount of all Letter of Credit Obligations. The aggregate unpaid amount of all Revolving Loans (including the Special Accommodation Advance) outstanding at any one time made to Borrower shall not exceed (1) the Revolving Loan Commitment, minus (2) the outstanding amount of all Letter of Credit Obligations. All Revolving Loans (other than the Special Accommodation Advance) shall be repaid in full upon the earlier to occur of (A) the end of the Original Term or any Renewal Term, if either LaSalle or both Borrower and A-OK elect to terminate both this Agreement and the A-OK Loan Agreement as of the end of any such term and (B) the acceleration of the Liabilities pursuant to paragraph 17 of this Agreement. Principal payable on account of the Special Accommodation Advance shall be payable on the first day of each month, commencing August 1, 2000, in the amount of $62,500 on each such date; provided, however, that the entire unpaid principal balance of the Special Accommodation Advance shall be due and payable in full upon the Special Accommodation Maturity Date. Notwithstanding anything hereinabove to the contrary, the entire unpaid principal balance of the Special Accommodation Advance, and any accrued and unpaid interest thereon, shall be immediately due and payable upon the earlier to occur of (i) the Special Accommodation Maturity Date and (ii) the acceleration of the Liabilities pursuant to paragraph 17 of this Agreement. If at any time (i) the outstanding principal balance of the Revolving Loans (other than the Special Accommodation Advance) made to Borrower exceeds the Borrowing Base less the outstanding Letter of Credit Obligations or (ii) the outstanding principal balance of the Revolving Loans (including the Special Accommodation Advance) exceeds the Revolving Loan Commitment less the outstanding Letter of Credit Obligations, Borrower shall immediately, and without the necessity of a demand by LaSalle, pay to LaSalle such amount as may be necessary to eliminate such excess, and LaSalle shall apply such payment against the outstanding principal balance of the Revolving Loans. In addition, if at any time the sum of
(A) the outstanding principal balance of the Loans and (B) the outstanding Letter of Credit Obligations exceeds the Total Credit Facility, Borrower shall immediately and without the necessity of a demand by LaSalle pay to LaSalle such amount as may be necessary to eliminate such excess, and LaSalle shall apply such payment against the outstanding principal balance of the Revolving Loans in such order as LaSalle shall determine in its sole discretion. Borrower hereby authorizes LaSalle to charge any of Borrower's accounts to make any payments of principal or interest required by this Agreement. All Revolving Loans shall, in LaSalle's sole discretion, be evidenced by one or more promissory notes in form and substance satisfactory to LaSalle. However, if such Revolving Loans are not so evidenced, such Revolving Loans may be evidenced solely by entries upon the books and records maintained by LaSalle.

                  3. TERM LOAN.

                  (a) On the Closing Date, LaSalle shall make a term loan to Borrower in the original principal amount of Two Million Nine Hundred Thousand Dollars ($2,900,000) (the "TERM LOAN"). Principal payable on account of the Term Loan shall be payable (x) in successive monthly installments (i) payable on the first day of each month, the first of which installments shall be due and payable on the first day of the month immediately following the 30th day after the Closing Date and (ii) based on an amortization schedule consisting of one-hundred eighty (180) equal and level payments, and (y) in quarterly installments payable within thirty (30) days after the end of each fiscal quarter (commencing with the fiscal quarter ending March 31, 2001) in any amount equal to twenty percent (20%) of Excess Cash Flow during such fiscal quarter then ended; provided, however, that the entire unpaid principal balance of the Term Loan shall be due and payable in full upon the expiration of the Original Term of this Agreement; and, provided further, that in the event that the Original Term of this Agreement is initially or subsequently renewed in accordance with paragraph 12 hereof, then Borrower shall continue to make such equal and level monthly payments, with a final installment equal to the unpaid principal balance and any other amounts outstanding due and payable upon the expiration of the Renewal Term. Notwithstanding anything hereinabove to the contrary, the entire unpaid principal balance of the Term Loan, and any accrued and unpaid interest thereon, shall be immediately due and payable upon the earlier to occur of (i) the last day of the Original Term or the last day of any Renewal Term, if either LaSalle or both Borrower and A-OK elect to terminate both this Agreement and the A-OK Loan Agreement as of the end of any such Original or Renewal Term and (ii) the acceleration of the Liabilities pursuant to paragraph 17 of this Agreement.

                  (b) If Borrower sells any real property subject to a Mortgage or if any Collateral is damaged, destroyed or taken by condemnation, Borrower shall pay to LaSalle, unless otherwise specifically provided herein or otherwise agreed to by LaSalle, as and when received by Borrower and as a mandatory prepayment of the Term Loan, to be applied against the last maturing installments of principal thereof, in the inverse order thereof (or, at LaSalle's option, after the Term Loan has been repaid in full, such of the other Liabilities of Borrower as LaSalle may elect), a sum equal to the proceeds received by Borrower from (i) such sale or (ii) such damage, destruction or condemnation; provided, however, that without LaSalle's consent, unless and until an Event of Default has occurred and is continuing, proceeds of Collateral arising from the damage, destruction or condemnation thereof may be retained by Borrower and used by Borrower to repair, restore or replace such Collateral, as the case may be, so long as the fair market value of any such Collateral damaged, destroyed or condemned in any single incident is less than $50,000, and the fair market value, in the aggregate, of all such Collateral owned by Borrower and damaged, destroyed or condemned during any twelve-month period is less than $100,000.

                  4. LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, and the Other Agreements, during the Original Term or any Renewal Term, LaSalle shall, absent the existence of an Event of Default, from time to time cause the issuance of and co-sign for, upon Borrower's request, Letters of Credit; provided, that the Letters of Credit shall be in form and substance acceptable to LaSalle in its sole discretion and that the aggregate undrawn face amount of all such Letters of Credit shall at no time exceed Two Million Five Hundred Thousand Dollars ($2,500,000); and provided further, that no Letter of Credit shall have an expiry date (a) more than 365 days from the date of issuance or (b) beyond five (5) days prior to the expiration of the Original Term or the Renewal Term, as the case may be. Borrower's reimbursement obligation in respect of the Letters of Credit shall automatically reduce, dollar for dollar, the amount which Borrower may borrow based upon the Revolving Loan Commitment and the Borrowing Base. Any payment made by LaSalle to any Person on account of any Letter of Credit shall constitute a Revolving Loan hereunder (which shall, for the avoidance of doubt, thereafter reduce the outstanding amount under such Letter of Credit for purposes of determining the amount available under the Revolving Loans). At no time shall the aggregate sum of direct Revolving Loans by LaSalle to Borrower plus the contingent liability of

LaSalle under the outstanding Letters of Credit be in excess of the Revolving Loan Commitment or the Borrowing Base.

                  5. INTEREST, FEES AND CHARGES.

                  (a) Rates of Interest. Interest accrued on all Loans shall be due on the earliest of: (i) the first day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month;
(ii) the occurrence of an Event of Default in consequence of which LaSalle elects to accelerate the maturity and payment of the Liabilities; or (iii) termination of this Agreement pursuant to paragraph 12 hereof. At Borrower's election, except as otherwise provided in paragraph 6(c) hereof, interest shall accrue on: (A) the unpaid principal balance of the Term Loan made to Borrower outstanding at the end of each day at a fluctuating rate per annum equal to one and one-half per cent (1.50%) above the Reference Rate; and (B) the principal amount of the Revolving Loans (other than the Special Accommodation Advance) made to Borrower outstanding at the end of each day at a fluctuating rate per annum equal to one and one-half per cent (1.50%) (the "REVOLVING LOAN MARGIN") above the Reference Rate, provided, however, that upon the repayment in full of the Special Accommodation Advance, the Revolving Loan Margin shall thereafter be reduced by fifty (50) basis points (i.e., one-half of one percent (0.50%)), with such reduction to be effective on the first day of the month following the repayment in full of the Special Accommodation Advance; and (C) the principal amount of the Special Accommodation Advance made to Borrower outstanding at the end of each day at a fluctuating rate per annum equal to three percent (3.00%) above the Reference Rate. The rate of interest payable on Loans shall increase or decrease by an amount equal to any increase or decrease in the Reference Rate, effective as of the opening of business on the day that any such change in the Reference Rate occurs. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Loans shall bear interest on demand at a rate per annum equal to: (1) with respect to the Term Loan, the rate of interest then in effect under paragraph 5(a)(A) plus two percent (2%); (2) with respect to Revolving Loans (other than the Special Accommodation Advance), the rate of interest then in effect under paragraph 5(a)(B) plus two percent (2%); and (3) with respect to the Special Accommodation Advance, the rate of interest then in effect under paragraph 5(a)(C) plus two percent (2%).

                  (b) Computation of Interest and Fees. Interest and collection charges hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year consisting of three hundred and sixty (360) days. For the purpose of computing interest hereunder, all items of payment received by LaSalle shall be deemed applied by LaSalle on account of the Liabilities (subject to final payment of such items) on the second (2nd) Business Day after receipt by LaSalle of good funds in LaSalle's account located in Chicago, Illinois or such other LaSalle office as LaSalle may hereafter designate.

                  (c) Maximum Interest. It is the intent of the parties that the rate of interest and the other charges to Borrower under this Agreement shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which LaSalle may lawfully charge Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrower.

         (d) Letter of Credit Fees. Borrower shall remit to LaSalle a Letter of Credit fee equal to the greater of (i) one and one-half percent (1.50%) simple interest per annum on the aggregate undrawn face amount of all outstanding Letters of Credit issued for the account of Borrower, or (ii) $150 per transaction, such fee shall be payable monthly in arrears on each day that interest is payable hereunder. Borrower shall also pay on demand the normal and customary administrative charges for issuance, amendment, negotiation, renewal or extension of any Letter of Credit imposed by the bank issuing such Letter of Credit. Upon the occurrence and during the continuance of an Event of Default, all Letter of Credit fees shall be payable on demand at a rate equal to three and one-half percent (3.50%) per annum on the aggregate undrawn face amount thereof.

         (e) Closing and Amendment Fees. Borrower shall pay to LaSalle (i) a closing fee of Seventy-Five Thousand Dollars ($75,000), which shall be fully earned, nonrefundable and due on the Closing Date, and (ii) an amendment fee of Twenty Thousand Dollars ($20,000), which shall be fully earned, nonrefundable and due on the Amendment Date.

         (f) Unused Line Fee. Borrower shall pay to LaSalle at the end of each month, in arrears, an Unused Line Fee equal to three-eighths of one percent (0.375%) per annum on the daily average amount by which the Revolving Loan Commitment exceeds the sum of (i) the outstanding principal balance of the Revolving Loans and (ii) the outstanding Letter of Credit Obligations. The Unused Line Fee shall accrue from the Closing Date until the last day of the Original Term, and if applicable, from the first day to the last day of each Renewal Term.

         (g) Examination and Appraisal Fees. In addition to the costs and expenses described in paragraph 14(o) hereof, Borrower shall pay to LaSalle (i) an examination fee of $600 per day (provided that unless a Default or Event of Default shall have occurred, the aggregate amount of such examination fees shall not exceed $7,500 in any calendar year), plus (ii) all out-of-pocket expenses for each examination performed by or at LaSalle's direction of Borrower's books and records and Collateral and such other matters as LaSalle shall deem appropriate in its commercially reasonable judgment, each such fee to be paid upon the completion of each such examination.

         (h) Capital Adequacy Charge. If LaSalle shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof, or compliance by LaSalle with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority enacted after the Closing Date, does or shall have the effect of reducing the rate of return on LaSalle's capital as a consequence of its obligations hereunder to a level below that which LaSalle could have achieved but for such adoption, change or compliance (taking into consideration LaSalle's policies with respect to capital adequacy) by a material amount, then from time to time, after submission by LaSalle to Borrower of a written demand therefor ("CAPITAL ADEQUACY DEMAND") together with the certificate described below, Borrower shall pay to LaSalle such additional amount or amounts ("CAPITAL ADEQUACY CHARGE") as will compensate LaSalle for such reduction, such Capital Adequacy Demand to be made with reasonable promptness following such determination. A certificate of LaSalle claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such reduction, the amount of the Capital Adequacy Charge to be paid to LaSalle, and the method by which such amount was determined. In determining such amount, LaSalle may use any reasonable averaging and attribution method, applied on a non-discriminatory basis.

         6.     LOAN ADMINISTRATION.

         (a) Loan Requests. A request for a Revolving Loan shall be made or shall be deemed to be made, each in the following manner: (i) Borrower shall give LaSalle same day notice, no later than 10:30 A.M. (Chicago time) of such day, of its intention to borrow a Revolving Loan, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date; provided, however, that no such request may be made at a time when there exists a Default or an Event of Default; and (ii) the coming due of any amount required to be paid under this Agreement or any Note, whether on account of interest or for any other Liability, shall be deemed irrevocably to be a request for a Revolving Loan on the due date thereof in the amount required to pay such interest or other Liability. As an accommodation to Borrower, LaSalle may permit telephone requests for Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to LaSalle by Borrower; provided that telephone requests or electronic transmittals may be made only by such persons as the Borrower may from time to time designate in writing to LaSalle (it being understood that LaSalle shall be entitled to rely upon such designation until LaSalle receives and has a reasonable opportunity to act upon the Borrower's written amendment or retraction of such designation), and provided further that LaSalle will not accept a telephone or electronic request to change the account number into which proceeds from the Revolving Loans are deposited by LaSalle. Unless Borrower specifically directs LaSalle in writing not to accept or act upon telephonic or electronic communications from Borrower, LaSalle shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of LaSalle's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to LaSalle by Borrower and LaSalle shall have no duty to verify the origin of any such communication or the authority of the Person sending it. Each notice of borrowing shall be irrevocable by and binding on Borrower.

         (b) Disbursement. Borrower hereby irrevocably authorizes LaSalle to disburse the proceeds of each Revolving Loan requested by Borrower, or deemed to be requested by Borrower, as follows: (i) the proceeds of each Revolving Loan requested under paragraph 6(a)(i) shall be disbursed by LaSalle in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and LaSalle from time to time, or elsewhere if pursuant to a written direction from Borrower; and
(ii) the proceeds of each Revolving Loan requested under paragraph 6(a)(ii) shall be disbursed by LaSalle by way of direct payment of the relevant interest or other Liability.

         7. GRANT OF SECURITY INTEREST TO LASALLE. As security for the payment of all Loans now or in the future made by LaSalle to Borrower hereunder and for the payment or other satisfaction of all other Liabilities, Borrower hereby assigns to LaSalle and grants to LaSalle a continuing first priority security interest in the following property of Borrower, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located: (a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by Borrower has given rise to Accounts and have been returned to or repossessed or stopped in transit by Borrower;

(b) all Chattel Paper, Electronic Chattel Paper, Instruments, securities and other Investment Property, rights to proceeds of letters of credit, Letter-of-Credit Rights, supporting obligations of every nature, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, tradenames, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, security interests, security deposits and any rights to indemnification); (c) all Inventory; (d) all Goods (other than Inventory) including, without limitation, Equipment, vehicles and fixtures; (e) all Deposit Accounts, deposits and cash and any other property of Borrower now or hereafter in the possession, custody or control of LaSalle or any agent or any parent, affiliate or subsidiary of LaSalle or any participant with LaSalle in the Loans for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); (f) the Commercial Tort Claims set forth on Schedule 7 hereto; and (g) all additions and accessions to, substitutions for, and replacements, products and proceeds of the foregoing property, including, without limitation, claims and proceeds of all insurance policies insuring the foregoing property, and all of Borrower's books and records relating to any of the foregoing and to Borrower's business.

         8. PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN. Borrower shall, at LaSalle's request, at any time and from time to time, execute and deliver to LaSalle such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed reasonably necessary or desirable by LaSalle) and do such other acts and things as LaSalle may deem necessary or desirable in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of LaSalle (free and clear of all other liens, claims and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral. Borrower irrevocably hereby makes, constitutes and appoints LaSalle (and all Persons designated by LaSalle for that purpose) as Borrower's true and lawful attorney and agent-in-fact to execute such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect LaSalle's security interest in the Collateral. Borrower further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

         9. POSSESSION OF COLLATERAL AND RELATED MATTERS. Unless an Event of Default has occurred and is continuing, Borrower shall have the right, in the ordinary course of Borrower's business, to (a) sell, lease or furnish under contracts of service any of Borrower's Inventory normally held by Borrower for any such purpose, and (b) use and consume any raw materials, work in process or other materials normally held by Borrower for such purpose; provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by Borrower to the purchaser.

         10.    COLLECTIONS.

         (a) Borrower shall direct all of its Account Debtors to make all payments on the Accounts directly to a post office box ("LOCK BOX") with a bank designated by LaSalle ("BLOCKED ACCOUNT BANK") (which initial Blocked Account Bank shall be LaSalle Bank) and in the name and under exclusive control of, LaSalle. Borrower acknowledges and consents to any arrangement whereby the Blocked Account Bank may arrange for Lock Box or Blocked Account processing to be handled by LaSalle Bank. Borrower shall establish an account (the "BLOCKED ACCOUNT") in LaSalle's name for the benefit of Borrower with Blocked Account Bank and LaSalle Bank. All payments received in the Lock Box shall be deposited in the Blocked Account, and into which Borrower will immediately deposit all payments made for Inventory or services sold or rendered by Borrower and received by Borrower in the identical form in which such payments were made, whether by cash or check. If Borrower, any Affiliate or Subsidiary of Borrower, or any shareholder, officer, director, employee or agent of Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with Borrower shall receive any monies, checks, notes, drafts or other payments as proceeds of Borrower's Accounts or other Collateral, Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, LaSalle and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Blocked Account. Blocked Account Bank shall acknowledge and agree, in a manner satisfactory to LaSalle, that the amounts on deposit in such Lock Box and Blocked Account are the sole and exclusive property of LaSalle, that Blocked Account Bank has no right to setoff against such Lock Box or Blocked Account or against any other account maintained by Blocked Account Bank into which the contents of such Blocked Account are transferred, and that Blocked Account Bank shall wire, or otherwise transfer in immediately available funds in a manner satisfactory to LaSalle, funds deposited in the Blocked Account on a daily basis as such funds are collected. Borrower agrees that all payments made to the Blocked Account established by Borrower or otherwise received by LaSalle, whether in respect of the Accounts of Borrower or as proceeds of other Collateral of Borrower or otherwise, will be applied on account of the Liabilities (other than (unless an Event of Default shall have occurred and be continuing) the Term Loan) of Borrower in accordance with the terms of this Agreement. If (x) application of such payments or proceeds causes the Revolving Loan balance to be less than zero (such deficit is hereinafter referred to as the "EXCESS AMOUNT"), and (y) no Default or Event of Default shall have occurred and be continuing, then LaSalle shall notify the Borrower thereof (whether orally or in writing) and, at Borrower's discretion, make a disbursement in the amount of the Excess Amount (which disbursement shall not, for the avoidance of doubt, accrue interest) to such unrestricted, non-blocked account as the Borrower may direct LaSalle in writing. Borrower agrees to pay all fees, costs and expenses which Borrower incurs in connection with opening and maintaining a Lock Box and the Blocked Account. All of such fees, costs and expenses which remain unpaid by Borrower pursuant to any agreement executed by Borrower relating to the Lock Box or Blocked Account, to the extent same shall have been paid by LaSalle hereunder, shall constitute Revolving Loans hereunder. All checks, drafts, instruments and other items of payment or proceeds of Collateral delivered to LaSalle in kind shall be endorsed by Borrower to LaSalle, and, if that endorsement of any such item shall not be made for any reason, LaSalle is hereby irrevocably authorized to endorse the same on Borrower's behalf. For the purpose of this paragraph, Borrower irrevocably hereby makes, constitutes and appoints LaSalle (and all Persons designated by LaSalle for that purpose) as Borrower's true and lawful attorney and agent-in-fact (i) to endorse Borrower's name upon said items of payment and/or proceeds of Collateral of Borrower and upon any Chattel Paper, document, instrument, invoice or similar document or agreement relating to any Account of Borrower or goods pertaining thereto; (ii) to take control in any manner of any item of payment or proceeds thereof; (iii) to have access to any lock box or postal box into which any of Borrower's mail is deposited; and (iv) open and process all mail addressed to Borrower and deposited therein; provided, however, that LaSalle shall not exercise any such powers described in subparagraphs (i), (ii) (except for routine Lock Box payments/proceeds), (iii) and (iv) unless and until an Event of Default has occurred and is continuing.

         (b) For the purpose of determining Borrower's Borrowing Base hereunder, LaSalle shall, upon receipt by LaSalle at its office in Chicago, Illinois or such other LaSalle office as LaSalle may hereafter designate, of cash or other immediately available funds from collections of items of payment and proceeds of any Collateral, apply such collections or proceeds against the Revolving Loans until the balance thereof is zero, and then, (i) if a Default or Event of Default shall have occurred and be continuing, to the other Liabilities in such order as LaSalle shall determine in its sole discretion, and (ii) if no Default or Event of Default shall have occurred and be continuing, as provided in paragraph 10(a).

         (c) In its reasonable credit judgment, without waiving or releasing any obligation, liability or duty of Borrower under this Agreement or the Other Agreements or any Event of Default, at any time or times hereafter, LaSalle may (but shall not be obligated to), following the occurrence and during the continuation of a Default or Event of Default, pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral. All sums paid by LaSalle in respect thereof and all costs, fees and expenses (including, without limitation, reasonable attorney fees for both inside and outside counsel, all court costs and all other charges relating thereto) incurred by LaSalle shall constitute Revolving Loans.

         (d) Immediately upon Borrower's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document including, without limitation, any Chattel Paper, Borrower shall deliver the original thereof to LaSalle together with an appropriate endorsement or other specific evidence of assignment thereof to LaSalle (in form and substance acceptable to LaSalle). If an endorsement or assignment of any such items shall not be made for any reason, LaSalle is hereby irrevocably authorized, as Borrower's attorney and agent-in-fact, to endorse or assign the same on Borrower's behalf.

         (e) LaSalle shall render to Borrower each month a statement of Borrower's account or accounts, as the case may be, which shall constitute an account stated and shall be deemed to be correct and accepted by and be binding upon Borrower unless LaSalle receives a written statement of Borrower's exceptions thereto within thirty (30) days after such statement was rendered to Borrower.

         11. SCHEDULES AND REPORTS. Borrower shall furnish or cause to be furnished to LaSalle the following:

         (a) Daily Reports. Borrower shall provide LaSalle with an executed daily loan report and certificate in LaSalle's then current form on each day on which Borrower requests a Revolving Loan, and in any event at least one each week, which shall be accompanied by copies of Borrower's sales journal, cash receipts journal and credit memo journal for the relevant period. Such report shall reflect the activity of Borrower with respect to Accounts for the immediately preceding week, and shall be in a form and with such specificity as is satisfactory to LaSalle and shall contain such additional information as LaSalle may reasonably require concerning Accounts included, described or referred to in such report and any other documents in connection therewith requested by LaSalle including, without limitation, but only if specifically requested by LaSalle, copies of all invoices prepared in connection with such Amounts.

         (b) Monthly Financial Statements. As soon as practicable and in any event within twenty (20) days following the end of each calendar month (except in the case of clause (4)(A), in which case within twenty (20) days following the end of each fiscal quarter): (1) statements of income and cash flows of Borrower and its Subsidiaries, prepared on a consolidated and consolidating basis, for each such month and for the period from beginning of the then current Fiscal Year of Borrower to the end of such month, (2) balance sheets of Borrower and its Subsidiaries, prepared on a consolidated and consolidating basis, as of the end of such month, (3) with respect to such statements of income and cash flows, in comparative form, figures for the corresponding periods in the preceding Fiscal Year of Borrower, all in reasonable detail and certified by the chief financial officer of Borrower that such statements fairly present the financial condition of Borrower in accordance with GAAP, subject to changes resulting from normal year-end audit adjustments and (4) a certificate of Borrower's chief financial officer (A) setting forth, in such form and in such detail as shall be reasonably satisfactory to LaSalle, computations of Borrower's compliance with the covenants set forth in this Agreement, and (B) stating that an Default or Event of Default either (i) does not exist or (ii) exists, specifying the nature thereof and the actions being taken or proposed to be taken in connection therewith.

         (c) Monthly Reports. In addition to any other reports, as soon as practicable and in any event within twenty (20) days after the end of each month, (i) a detailed trial balance of Borrower's Accounts aged per invoice date, in form and substance reasonably satisfactory to LaSalle including, without limitation, the names and addresses of all Account Debtors of Borrower, and (ii) a summary and detail of accounts payable (such Accounts and accounts payable divided into fifteen (15) or thirty (30) day intervals as LaSalle may require in its reasonable discretion), including a listing of any held checks.

         (d) Annual Financial Statements. As soon as practicable and in any event within ninety-five (95) days after the end of each Fiscal Year of
Borrower: (a) statements of income of Borrower and its Subsidiaries, prepared on a consolidated and consolidating basis, for such Fiscal Year, and a balance sheet of Borrower and its Subsidiaries, prepared on a consolidated and consolidating basis, as of the end of such Fiscal Year, and (2) statements of shareholders equity and cash flows of Borrower and its Subsidiaries, prepared on a consolidated and consolidating basis, for such Fiscal Year, such statements to be presented in accordance with GAAP and (other than the consolidating balance sheet and the consolidating income statement) certified by independent certified public accountants of recognized national standing selected by Borrower and reasonably satisfactory to LaSalle (which LaSalle agrees may be Grant Thornton
LLP), whose opinion shall be unqualified, in form and substance reasonably satisfactory to LaSalle. Such financial statements shall be in the form filed with the Securities and Exchange Commission to the extent required to be filed therewith.

         (e) Annual Projections. As soon as practicable and in any event prior to the beginning of each Fiscal Year of Borrower, projected profit and loss, balance sheets, statements of income and cash flow for Borrower, for each of the twelve (12) months during such Fiscal Year, which shall include the assumptions used therein, together with appropriate supporting details as reasonably requested by LaSalle.

         (f) Accountant's Reports. As soon as practicable and in any event within ten (10) days of delivery to Borrower, a copy of any letter issued by Borrower's independent public accountants or other management consultants with respect to Borrower's financial or accounting systems or controls, including all so-called "management letters".

         (g) Explanation of Budgets and Projections. In conjunction with the delivery of the annual presentation of projections or budgets referred to in paragraph 11(e) above, a letter signed by the President or a Vice President of Borrower and by the Treasurer or Chief Financial Officer of Borrower, describing, comparing and analyzing, in detail, all changes and developments between the anticipated financial results included in such projections or budgets and the historical financial statements of Borrower.

         (h) Other Information. With reasonable promptness, such other business or financial data, reports, appraisals and projections as LaSalle may reasonably request.

         (i) Accompanying Certificates. All financial statements delivered to LaSalle pursuant to the requirements of this paragraph (except where otherwise expressly indicated) shall be prepared in accordance with GAAP as provided in this Agreement. Together with each delivery of financial statements required by paragraph 11(b) and (d) above, Borrower shall deliver to LaSalle an officer's certificate in the form attached hereto as Exhibit B, which shall include a calculation of Excess Cash Flow and financial covenants in the schedule attached to such officer's certificate in form satisfactory to LaSalle.

         12.    TERMINATION.

         (a) This Agreement, as amending the Existing Agreement as of the Amendment Date, shall be in effect from the Closing Date until November 12, 2002 ("ORIGINAL TERM") and shall automatically renew itself from year to year thereafter (each such one year renewal being referred to herein as a "RENEWAL TERM") unless (i) the due date of the Liabilities is accelerated pursuant to paragraph 17 hereof; or (ii) both Borrower and A-OK elect, or LaSalle elects, to terminate both this Agreement and the A-OK Loan Agreement at the end of the Original Term or at the end of any Renewal Term by giving the other parties written notice of such election at least sixty (60) days prior to the end of the Original Term or the then current Renewal Term, in which case Borrower and A-OK shall pay all of the Liabilities in full on the last day of such term; or (iii) both Borrower and A-OK elect to terminate both this Agreement and the A-OK Loan Agreement at any other time during the Original Term or any Renewal Term upon not less than sixty (60) days' prior written notice to the other parties, in which case Borrower and A-OK shall pay all of the Liabilities in full on the date specified in such written notice. If one or more of the events specified in subparagraphs (i), (ii) or (iii) occurs, this Agreement shall terminate on the date thereafter on which the Liabilities are paid in full; provided, however, that the security interests and liens created under this Agreement, the A-OK Loan Agreement and the Other Agreements shall survive such termination until the date upon which payment and satisfaction in full of the Liabilities shall have occurred. At such time as Borrower and A-OK have repaid all of the Liabilities and this Agreement and the A-OK Loan Agreement have been terminated, (A) Borrower shall deliver, and shall cause A-OK to deliver, to LaSalle a release, in form and substance reasonably satisfactory to LaSalle, of all obligations and liabilities of LaSalle and its officers, directors, employees, agents, parents, subsidiaries and affiliates to Borrower and A-OK, and if

Borrower or A-OK is obtaining new financing from another lender, Borrower shall deliver, and shall cause A-OK to deliver, such lender's indemnification of LaSalle, in form and substance reasonably satisfactory to LaSalle, for checks which LaSalle has credited to Borrower's or A-OK's account, but which subsequently are dishonored for any reason and, (B) LaSalle shall deliver to Borrower and A-OK a release in form and substance reasonably satisfactory to Borrower and A-OK.

         (b) If this Agreement is terminated prior to the end of the Original Term, Borrower agrees to pay to LaSalle, as a prepayment fee, in addition to the payment of all other Liabilities owing by Borrower, an amount equal to: (i) two percent (2%) of the Total Credit Facility if this Agreement is terminated during the first year of the Original Term; (ii) one percent (1.0%) of the Total Credit Facility if this Agreement is terminated during the second year of the Original Term; and (iii) one percent (1.0%) of the Total Credit Facility if this Agreement is terminated during the third year of the Original Term; provided, however, that such prepayment fee shall not be payable if this Agreement is terminated (A) at the end of the Original Term pursuant to the terms set forth herein, or (B) at any other time by LaSalle if no Default or Event of Default shall have occurred and be continuing, or (C) by the Borrower following the issuance of any Capital Adequacy Demand, or (D) by the Borrower following the merger of LaSalle with and into, or the sale of substantially all of LaSalle's assets to, any Person which is not an Affiliate of LaSalle and where LaSalle is not the surviving entity, or (E) by the Borrower following any sale, assignment, transfer or other disposition by LaSalle of its rights under this Agreement and the Other Agreements (other than a participation interest herein or therein) to any Person other than an Affiliate of LaSalle; provided, however, that any such prepayment fee shall be waived if Borrower refinances all Liabilities with Standard Federal on or after the last day of the Original Term. In light of the extreme difficulty of accurately calculating actual damages arising out of any early termination, LaSalle and Borrower have agreed that the prepayment fee provided for above is a reasonable estimate of actual damages that would be incurred.

         13. REPRESENTATIONS AND WARRANTIES. Borrower hereby makes the following representations, warranties and covenants:

         (a) the financial statements delivered or to be delivered by Borrower to LaSalle at or prior to the date of this Agreement and at all times subsequent thereto accurately reflect the consolidated financial condition of Borrower and its Subsidiaries, and since the date of the Borrower's consolidated financial statements delivered to LaSalle most recently prior to the date of this Agreement, no event or condition has occurred which has had, or is reasonably likely to have, a Material Adverse Effect;

         (b) the offices where Borrower and each Subsidiary keeps its books, records and accounts (or copies thereof) concerning the Collateral, Borrower's and each Subsidiary's principal place of business and all of Borrower's and each Subsidiary's other places of business, locations of Collateral and post office boxes are as set forth in Exhibit A;

         (c) the Collateral, including without limitation the Equipment (except any part thereof which prior to the date of this Agreement Borrower shall have advised LaSalle in writing consists of Collateral normally used in more than one state) is and shall be kept, or, in the case of vehicles, based, only at the addresses set forth on the first page of this Agreement or on Exhibit A, and at other locations within the continental United States of which LaSalle has been advised by Borrower in writing;

         (d) Borrower shall immediately give written notice to LaSalle of any use of any such Goods in any state other than a state in which Borrower has previously advised LaSalle such Goods shall be used, and such Goods shall not, unless LaSalle shall otherwise consent in writing, be used outside of the continental United States;

         (e) no security agreement, financing statement or analogous instrument exists or shall exist with respect to any of the Collateral other than any security agreement, financing statement or analogous instrument evidencing Permitted Liens;

         (f) each Account which Borrower shall, expressly or by implication, request LaSalle to classify as an Eligible Account shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the definition of Eligible Account;

         (g) Borrower and each Subsidiary is and shall at all times during the Original Term or any Renewal Term be the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by such Person, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens;

         (h) Borrower and each Subsidiary has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements to the extent each is a party thereto, and perform its obligations hereunder and thereunder; Borrower's and each Subsidiary's execution, delivery and performance of this Agreement and the Other Agreements to which it each is a party does not and shall not conflict with the provisions of any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on Borrower or such Subsidiary, and Borrower's and each Subsidiary's execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of Borrower's or any Subsidiary's property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which Borrower, any Subsidiary, or any of its property may be bound or affected;

         (i) except as otherwise disclosed on Schedule 13(i), there are no actions or proceedings which are pending or, to the best of Borrower's knowledge, threatened against Borrower or any Subsidiary which are reasonably likely to have a Material Adverse Effect;

         (j) Borrower and each Subsidiary has obtained all licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect on the operation of its business, and Borrower is and shall remain in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety), the failure to comply with which would have a Material Adverse Effect on its business, property, assets, operations or condition, financial or otherwise;

         (k) all written information now, heretofore or hereafter furnished by Borrower to LaSalle is and shall be true and correct in all material respects as of the date with respect to which such information was or is furnished (except for financial projections, which have been prepared in good faith based upon reasonable assumptions);

         (l) neither Borrower nor any Subsidiary is conducting, permitting or suffering to be conducted, nor shall it conduct, permit or suffer to be conducted, any activities pursuant to or in connection with which any of the Collateral is now, or will (while any Liabilities remain outstanding) be owned by any Affiliate;

         (m) the name of Borrower and (except as set forth in Schedule 13(m)) each Subsidiary has always been as set forth on the first page of this Agreement, in the case of Borrower, and Schedule 13(m), in the case of Subsidiaries, and neither Borrower nor any Subsidiary uses tradenames or division names in the operation of its business, except as otherwise disclosed on Schedule 13(m);

         (n) this Agreement and the Other Agreements to which Borrower or any Subsidiary is a party are the legal, valid and binding obligations of Borrower and the Subsidiaries to the extent each is a party, and are enforceable against Borrower and Subsidiaries in accordance with their respective terms to the extent each is a party, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally;

         (o) Borrower is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder;

         (p) neither Borrower nor any Subsidiary is now obligated, whether directly or indirectly, for any loans or other indebtedness for borrowed money other than (i) the Liabilities; (ii) indebtedness disclosed to LaSalle on
Schedule 13(p); (iii) unsecured indebtedness to trade creditors arising in the ordinary course of Borrower's or such Subsidiary's business and (iv) unsecured indebtedness arising from the endorsement of drafts and other instruments for collection, in the ordinary course of Borrower's or such Subsidiary's business.

         (q) neither Borrower nor any Subsidiary owns any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation T, Regulation U, or Regulation X of the Board of Governors of the Federal Reserve System as in effect from time to time;

         (r) except as otherwise disclosed on Schedule 13(r), neither Borrower nor any Subsidiary has any Parents, Subsidiaries or divisions, nor is Borrower or any Subsidiary engaged in any joint venture or partnership with any other Person;

         (s) Borrower and each Subsidiary is duly organized and in good standing in its jurisdiction of organization and Borrower and each Subsidiary is duly qualified and in good standing in all jurisdictions where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary, except for such other jurisdictions in which the failure to so qualify would not have a Material Adverse Effect;

         (t) neither Borrower nor any Subsidiary is in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does Borrower know of any dispute regarding any contract, lease or commitment which is material to the continued financial success and well-being of Borrower or any Subsidiary, except for such defaults or disputes which, individually or in the aggregate, would not have a Material Adverse Effect;

         (u) there are no controversies pending or threatened between Borrower or any Subsidiary and any of its employees, other than employee grievances arising in the ordinary course of business which would not, in the aggregate, have a Material Adverse Effect and Borrower and each Subsidiary is in compliance in all material respects with all federal and state laws respecting employment and employment terms, conditions and practices, except where the failure to so comply would not have a Material Adverse Effect;

         (v) Borrower and each Subsidiary possesses, and shall continue to possess, adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and tradenames to continue to conduct its business as conducted by it on the date of this Agreement;

         (w) except as set forth on Schedule 13(w), no Benefit Plan is in violation in any material respect of any of the provisions of ERISA or any of the qualification requirements of Section 401(a) of the IRC within the immediately preceding five (5) year period; no Prohibited Transaction or Reportable Event has occurred with respect to any Benefit Plan has been the subject of a waiver of the minimum funding standard under Section 412 of the IRC, no Benefit Plan has experienced an accumulated funding deficiency under
Section 412 of the IRC, no lien has been imposed upon the such Borrower or any ERISA Affiliate of such Borrower under Section 412(n) of the IRC, no Benefit Plan has been amended in such a way that the security requirements of Section 401(a)(29) of the IRC apply; no notice of intent to terminate a Benefit Plan has been distributed to affected parties or filed with the PBGC under Section 4041 of ERISA; the PBGC has not instituted proceedings to terminate, or appoint a trustee to administer, a Benefit Plan and no event has occurred or condition exists which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit plan; neither Borrower nor any ERISA Affiliate of Borrower would be liable for any amount in the aggregate in excess of $5,000 pursuant to Sections 4062, 4063 or 4064 of ERISA if all Benefit Plans terminated as of the most recent valuation dates of such Benefit Plans; neither Borrower nor any ERISA Affiliate of borrower maintains any employee welfare benefit plan, as defined in Section 3(1) of ERISA, which provides any benefits to an employee or the employee's dependents with respect to claims incurred after the employee separates from service other than is required by applicable law; and neither Borrower or any ERISA Affiliate of Borrower has incurred or expects to incur any withdrawal liability to any Multiemployer Plan;

         (x) (i) neither Borrower nor any Subsidiary has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of the Borrower and each Subsidiary comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder; (ii) there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or to the best of the Borrower's knowledge threatened, and Borrower shall immediately notify LaSalle upon becoming aware of any such investigation, proceeding, complaint, order, directive, claim, citation or notice and take prompt and appropriate actions to respond thereto, with respect to any non-compliance with or violation of the requirements of any Environmental Law by the Borrower or any Subsidiary or the release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects the Borrower or any Subsidiary or its business, operations or assets or any properties at which the Borrower or any Subsidiary has transported, stored, disposed of any Hazardous Materials; and (iii) neither Borrower nor any Subsidiary has any material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials;

         (y) Schedule 7 hereto lists all Commercial Tort Claims (if any) of the Borrower;

         (z) all of the issued and outstanding capital stock of A-OK are held legally and beneficially by Borrower, and no options, warrants, preemptive or similar rights, or any other right to obtain, purchase or subscribe for any such capital stock exist; and

         (aa) that certain Stock Purchase Agreement dated as of June 30, 2000 ("STOCK PURCHASE AGREEMENT"), by and among Borrower, Ronald C. Causley, individually, and Ronald C. Causley Revocable Trust dated March 14, 1990 (as such trust has been amended), is in full force and effect as of the Amendment Date, has not been terminated, rescinded or withdrawn, and no material portion thereof has been amended or waived by any party. All requisite approvals by governmental authorities and regulatory bodies having jurisdiction over Borrower or A-OK, and other Persons referenced in the Stock Purchase Agreement, with respect to the transactions contemplated by the Stock Purchase Agreement, have been obtained, and no such approvals impose any conditions to the consummation of the transactions contemplated by the Stock Purchase Agreement or to the conduct by Borrower and A-OK of their business thereafter. No representations or warranties of Borrower or, to the best of Borrower's knowledge, any other party in the Stock Purchase Agreement contains any untrue statement of a material fact or omits any fact necessary to make the facts therein not misleading. The Stock Purchase Agreement is in form and substance satisfactory for effecting Borrower's purchase of all of the capital stock of A-OK as contemplated by the Stock Purchase Agreement under the laws of the State of Michigan. The transactions contemplated by the Stock Purchase Agreement have been consummated.

Borrower represents, warrants and covenants to LaSalle that (x) all representations and warranties of Borrower contained in this Agreement (whether appearing in paragraph 13 hereof or elsewhere) shall be true at the time of Borrower's execution of this Agreement, and (y) all representations, warranties and covenants of Borrower contained in this Agreement (whether appearing in paragraphs 13 or 14 hereof or elsewhere) shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto, shall remain true until the repayment in full of all of the Liabilities and termination of this Agreement, and shall be remade by Borrower at the time each Revolving Loan is made and each Letter of Credit is issued pursuant to this Agreement.

         14. COVENANTS. Until payment or satisfaction in full of all Liabilities and termination of this Agreement, unless Borrower obtains LaSalle's prior written consent waiving or modifying any of Borrower's covenants hereunder in any specific instance, Borrower agrees as follows:

         (a) Borrower and each Subsidiary shall at all times keep accurate and complete books, records and accounts with respect to all of Borrower's and its Subsidiaries' respective business activities, in accordance with sound accounting practices and generally accepted accounting principles consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Exhibit A;

         (b) LaSalle, or any Persons designated by it, shall have the right, at any time, upon prior notice (unless a Default or Event of Default shall have occurred and be continuing, in which case no notice shall be required) in the exercise of its commercially reasonable credit judgment, to call at Borrower's and each Subsidiary's places of business at any reasonable times, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from Borrower's and each Subsidiary's books, records, journals, orders, receipts and any correspondence and other data relating to Borrower's and each Subsidiary's business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning Borrower's and each Subsidiary's business as LaSalle may consider reasonable under the circumstances. Borrower and each Subsidiary shall furnish to LaSalle such information relevant to LaSalle's rights under this Agreement as LaSalle shall at any time and from time to time reasonably request. Borrower authorizes LaSalle (A) to discuss the affairs, finances and business of Borrower and each Subsidiary (1) with any officers of Borrower and each Subsidiary or any Affiliate, and (2) with those employees or directors of Borrower and each Subsidiary and Affiliate with whom LaSalle has determined in its commercially reasonable judgment to be necessary or desirable to converse to protect LaSalle's interests hereunder, under the Other Agreements, or in respect of the Liabilities or Collateral (and such discussions with such employees or directors shall be limited to such extent), and (B) to discuss the financial condition of Borrower and each Subsidiary with Borrower's independent public accountants. Any such discussions shall be without liability to LaSalle or to such accountants. Except as specifically provided in this paragraph 14(b), it is understood that any information provided by Borrower to LaSalle remains subject to the provisions of paragraph 25(e) hereof. Borrower shall pay to or reimburse LaSalle for all reasonable fees, costs, and out-of-pocket expenses incurred by LaSalle in the exercise of its rights hereunder (pursuant to paragraph 5(g) hereof) and all of such costs, fees and expenses shall constitute Revolving Loans hereunder;

         (c) (i) Borrower shall keep the Collateral properly housed and shall keep the Collateral insured against such risks and in such amounts as are customarily insured against by Persons engaged in businesses similar to that of Borrower with such companies, in such amounts and under policies in such form as shall be reasonably satisfactory to LaSalle. Originals or certified copies of such policies of insurance have been, or within fifteen (15) days after the Closing Date, shall be, delivered to LaSalle together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance acceptable to LaSalle, showing loss under such insurance policies payable to LaSalle. Such endorsement, or an independent instrument furnished to LaSalle, shall provide that the insurance company shall give LaSalle at least thirty (30) days written notice before any such policy of insurance is altered or cancelled and that no act, whether willful or negligent, or default of Borrower or any other Person shall affect the right of LaSalle to recover under such policy of insurance in case of loss or damage. Borrower hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to LaSalle. Borrower irrevocably, makes, constitutes and appoints LaSalle (and all officers, employees or agents designated by LaSalle) as Borrower's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance; provided, however, that LaSalle shall exercise such rights only upon the occurrence of an Event of Default;

                           (ii) Borrower shall maintain, at its expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of Borrower with such companies and in such amounts, with such deductibles and under policies in such form as shall be reasonably satisfactory to LaSalle and originals or certified copies of such policies have been, or within fifteen (15) days after the Closing Date, shall be, delivered to LaSalle together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing LaSalle as additional insured thereunder and providing that the insurance company shall give LaSalle at least thirty
                                    (30) days written notice before any such policy shall be altered or cancelled; and

                           (iii) If Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then LaSalle, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as LaSalle deems advisable. All sums disbursed by LaSalle in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys' fees, shall constitute Revolving Loans hereunder and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder;


         (d) neither Borrower nor any Subsidiary shall use the Collateral, or any part thereof, in any unlawful business or for any unlawful purpose or use or maintain any of the Collateral in any manner that does or could result in material damage to the environment or a violation of any applicable environmental laws, rules or regulations; Borrower and Subsidiaries shall keep the Collateral in good condition, repair and order, ordinary wear and tear excepted; neither Borrower nor Subsidiary shall permit the Collateral, or any part thereof, to be levied upon under execution, attachment, distrain or other legal process; neither Borrower nor any Subsidiary shall sell, lease, grant a security interest in or otherwise dispose of any of the Collateral except as expressly permitted by this Agreement; and neither Borrower nor any Subsidiary shall secrete or abandon any of the Collateral, or remove or permit removal of any of the Collateral from any of the locations listed on Exhibit A or in any written notice to LaSalle pursuant to paragraph 14(u) hereof, except for the removal of Inventory sold in the ordinary course of Borrower's or such Subsidiary's business as permitted herein;

         (e) all monies and other property obtained by Borrower from LaSalle pursuant to this Agreement will be used solely for business purposes of Borrower;

         (f) Borrower shall, at the request of LaSalle, indicate on its records concerning the Collateral a notation, in form satisfactory to LaSalle, of the security interest of LaSalle hereunder, and under the Other Agreements and Borrower shall not maintain duplicates or copies of such records at any address other than Borrower's principal place of business set forth on the first page of this Agreement; provided, however, that Borrower, in the ordinary course of its business, may furnish copies of such records to its accountants, attorneys and other agents or advisors as it may determine to be necessary or desirable, in the exercise of its commercially reasonable judgment;

         (g) Borrower and each Subsidiary shall file all required tax returns and pay all of its taxes when due, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released, unless and to the extent that (i) such tax is being contested in good faith by appropriate proceedings and is adequately reserved for, to the extent required by GAAP, on its balance sheet, or (ii) the failure to pay would not have a Material Adverse Effect;

         (h) Borrower shall not (i) incur, create, assume or suffer to exist any indebtedness other than (A) the Liabilities, (B) unsecured indebtedness owing in the ordinary course of business to trade suppliers or utilities, (C) any other indebtedness described in Schedule 13(p) hereof, (D) purchase money indebtedness for fixed assets, and (E) indebtedness described in paragraph 14(k)(v) hereof; or (ii) assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business;

         (i) Borrower shall not engage in any merger or consolidation except where the Borrower is the surviving entity; no Subsidiary shall engage in any merger or consolidation except where the Borrower or a Subsidiary is the surviving entity; neither Borrower nor any Subsidiary shall sell, lease or otherwise dispose of all or substantially all of its assets; neither Borrower nor any Subsidiary shall create any new Subsidiary other than a new wholly-owned Canadian Subsidiary of Borrower ("CANADIAN SUB") and Borrower's acquisition of all of the issued and outstanding capital stock of A-OK; no Subsidiary shall issue any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock; Borrower shall not permit any of its Subsidiaries (other than Nematron, Ltd., a company organized under the laws of England and Wales ("UK SUB"), Canadian Sub, and A-OK) to own or hold any property or to conduct any business; neither Borrower nor any Subsidiary shall engage in any businesses other than the businesses currently engaged in by Borrower or such Subsidiary or businesses reasonably related thereto;

         (j) Borrower shall not (i) declare or pay any dividend or other distribution (whether in cash or in kind) on, purchase, redeem or retire any shares of any class of its stock, or make any payment on account of, or set apart assets for the repurchase, redemption, defeasance or retirement of, any class of its stock, provided, that Borrower shall not be prohibited from declaring and distributing a dividend solely in the form of its capital stock or from engaging in any stock split or reverse stock split; or (ii) make any optional payment or prepayment on or redemption (including without limitation by making payments to a sinking fund or analogous fund) or repurchase of any indebtedness for borrowed money other than indebtedness pursuant to this Agreement;

         (k) neither Borrower nor any Subsidiary shall make any loans to, or investment in, any Person, whether in cash, securities or other property of any kind, other than (i) Permitted Investments, (ii) loans to or investments in Subsidiaries (other than A-OK) made during the Original Term or any Renewal Term, and not exceeding $105,000 in the aggregate at any time outstanding, (iii) loans made to any Subsidiary prior to the Original Term and disclosed on
Schedule 13(p), (iv) loans permitted under paragraph 14(o), (v) loans from any Subsidiary to the Borrower on such terms as may be reasonably acceptable to LaSalle, and (vi) loans to or investments in A-OK made during the Original Term or any Renewal Term, and not exceeding $1,500,000 in the aggregate at any one time outstanding.

         (l) neither Borrower nor any Subsidiary shall (i) change its fiscal year (provided, however, that on the Amendment Date A-OK shall change its fiscal year to a Fiscal Year ending December 31 of each calendar year), or (ii) permit any amendment or modification to be made to its organizational documents which is materially adverse to the interests of LaSalle (provided that Borrower shall notify LaSalle of any other amendment or modification thereto as soon as practicable thereafter);

         (m) Borrower shall maintain and keep in full force and effect each of the financial covenants set forth below. The calculation and determination of each such financial covenant, and all accounting terms contained therein, shall be so calculated and construed in accordance with GAAP, applied on a basis consistent with the financial statements of Borrower delivered on or before the Closing Date;

                 (i) Consolidated Tangible Net Worth Plus Subordinated Indebtedness. Borrower and its Subsidiaries, on a consolidated basis, shall at all times maintain a Tangible Net Worth plus Subordinated Indebtedness of not less than (A) One Million Two Hundred Fifty Thousand Dollars ($1,250,000) during Fiscal Year ending December 31, 2000, (B) Two Million Five Hundred Thousand Dollars ($2,500,000) during Fiscal Year ending December 31, 2001, and (C) during each Fiscal Year ending after December 31, 2001, the sum of (1) the amount stated in clause (B) above, plus (2) an additional One Million Two Hundred Fifty Thousand Dollars ($1,250,000) for each Fiscal Year ending after December 31, 2001;

                 (ii) Consolidated Interest Coverage Ratio. Borrower and its Subsidiaries, on a consolidated basis, shall maintain an Interest Coverage Ratio as of the end of each fiscal quarter for that portion of the Fiscal Year then ended, commencing with the fiscal quarter ending December 31, 2000, of not less than 1.50 to 1.00;

                 (iii) Consolidated Debt Service Coverage Ratio. Borrower and its Subsidiaries, on a consolidated basis, shall maintain a Debt Service Coverage Ratio, as of the end of each fiscal quarter for that portion of the Fiscal Year then ended, commencing with the fiscal quarter ending December 31, 2000, of not less than (A) 0.75 to 1.00 for each measurement period ending on or before March 31, 2001, and (B) 1.25 to 1.00 for each measurement period ending after March 31, 2001; and

                 (iv) Capital Expenditures, Etc. Borrower and its Subsidiaries (other than A-OK), on a consolidated basis, shall not make Capital Expenditures and payments under synthetic or off-balance sheet leases aggregating more than Three Hundred Thousand Dollars ($300,000) during the Fiscal Year ending December 31, 2000, and Five Hundred Dollars ($500,000) during any Fiscal Year after December 31, 2000. Borrower and its Subsidiaries, on a consolidated basis, shall not incur costs totaling more than $1,500,000 relating to software development activities for the Fiscal Year ending December 31, 2000, whether expensed or capitalized, and not more than $2,000,000 in any Fiscal Year thereafter.

         (n) Borrower shall reimburse LaSalle for all costs and expenses including, without limitation, legal expenses and reasonable attorneys' fees (both in-house and outside counsel), incurred by LaSalle in connection with the documentation and consummation of this transaction and any amendments or modifications of this Agreement or the Other Agreements or other transactions between Borrower and LaSalle, including, without limitation, Uniform Commercial Code and other public record searches, lien filings, Federal Express or similar express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs, and in seeking to collect, protect or enforce any rights in or to the Collateral or incurred by LaSalle in seeking to collect any Liabilities and to administer and enforce any of LaSalle's rights under this Agreement. Borrower shall also pay all normal service charges with respect to accounts maintained by LaSalle for the benefit of Borrower. All such costs, expenses and charges shall constitute Revolving Loans hereunder;

         (o) except as otherwise permitted under paragraph 14(k) neither Borrower nor any Subsidiary shall make any loan (it being understood that prepaid expenses, deposits and accounts receivable for goods sold in the ordinary course of business do not constitute loans under this paragraph 14(o)) to any Person except travel advances made to employees in the ordinary course of business and Borrower's loans to its employees not exceeding Fifty Thousand Dollars ($50,000) to any single Person and One Hundred Thousand Dollars ($100,000) in the aggregate outstanding for all Persons at any one time; provided, that no Event of Default shall have occurred and be continuing prior to, or would occur as a result of, any such payment;

         (p) Borrower shall not enter into or be a party to, or permit any Subsidiary to enter into or be a party to, any transaction with any Affiliate of Borrower except in the ordinary course of business for fair consideration and on terms no less favorable to Borrower or such Subsidiary as are available from unaffiliated third parties;

         (q) Borrower shall promptly advise LaSalle in writing of any Material Adverse Effect or the occurrence of any Default or Event of Default;

         (r) neither Borrower nor any Subsidiary shall make material changes in the ownership or operations of Borrower or such Subsidiary without LaSalle's express prior written consent, which consent, absent a Change of Control, shall not be unreasonably withheld; provided that this paragraph 14(r) shall not prohibit Borrower from issuing additional shares of its capital stock;

         (s) Borrower shall notify LaSalle of all Commercial Tort Claims and shall cause LaSalle to have a perfected, first priority security interest therein at all times;

         (t) Borrower shall maintain all of its operating and deposit accounts (other than the Blocked Account) with Standard Federal. Borrower and Standard Federal shall have in effect at all times a lockbox and blocked account agreement in favor of LaSalle, which agreement shall be in form and substance satisfactory to LaSalle;

         (u) Borrower shall promptly (but in no event less than ten (10) days prior thereto) advise LaSalle in writing of any of the following actions or occurrences by Borrower or any Subsidiary: the proposed opening of any new place of business, the closing of any existing place of business, any change in the location of its books, records and accounts (or copies thereof) or the opening or closing of any post office box;

         (v) Borrower shall promptly notify LaSalle in writing if Borrower learns that any such Eligible Account subsequently becomes ineligible;

         (w) Borrower shall, promptly upon becoming aware of any pending or threatened action or proceeding which is reasonably likely to have a Material Adverse Effect, give written notice thereof to LaSalle;

         (x) Borrower shall notify LaSalle in writing within ten (10) days of the change of its name or the use of any tradenames or division names not previously disclosed to LaSalle in writing;

         (y) (i) Borrower and each Subsidiary shall keep and maintain the Equipment in good operating condition and repair and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be preserved and maintained, ordinary wear and tear excepted; (ii) Borrower and each Subsidiary shall not permit any such items to become a fixture to real estate or an accession to other personal property; (iii) from time to time

Borrower and each Subsidiary may sell, exchange or otherwise dispose of obsolete, unused or worn out Equipment; and (iv) Borrower, immediately on demand by LaSalle, shall deliver to LaSalle any and all evidence of ownership of, including, without limitation, certificates of title and applications of title to, any of the Equipment; and

         (z) Borrower shall, following the determination by any governmental authority that there is non-compliance, or any condition which requires any action by or on behalf of Borrower or any Subsidiary in order to avoid any non-compliance, with any Environmental Law, at Borrower's expense, cause an independent environmental engineer reasonably acceptable to LaSalle to conduct such tests of the relevant site(s) as are appropriate and prepare and deliver a report setting forth the result of such tests, a proposed plan for remediation and an estimate of the costs thereof.

         15.    CONDITIONS PRECEDENT.

         (a) The obligation of LaSalle to fund any Revolving Loans on or after the Amendment Date is subject to the satisfaction or waiver on or before the Amendment Date of the following conditions precedent:

                (i) LaSalle shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the closing document list attached hereto as Schedule 15(a)(i) (the "AMENDMENT AGENDA");

                (ii) Since December 31, 1999, no event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect, as determined by LaSalle in its sole discretion;

                (iii) LaSalle shall have received payment in full of all fees and expenses payable to it by Borrower and A-OK on or before the Amendment Date;

                (iv) LaSalle shall have determined that immediately after giving effect to (A) the making of the Special Accommodation Advance and any other Revolving Loans, requested to be made on the Amendment Date, (B) the issuance of the initial Letter of Credit, if any, requested to be made on the Amendment Date and (C) the payment or reimbursement by Borrower and A-OK of LaSalle for all closing costs and expenses incurred in connection with the transactions contemplated hereby and by the A-OK Loan Agreement, on a pro forma basis the Combined Excess Availability shall not be less than One Million Dollars ($1,000,000), and the Borrower's and A-OK's chief executive officers or chief financial officers shall have delivered to LaSalle a certificate to such effect; and

                (v) LaSalle shall have received evidence satisfactory to LaSalle that the transactions contemplated by the Stock Purchase Agreement shall have been consummated strictly in accordance with their terms and that all governmental and other third party approvals or consents necessary in connection therewith have been obtained and are in full force and effect;

                (vi) All conditions precedent set forth in paragraph 15 of the A-OK Loan Agreement shall have been satisfied strictly in accordance with their terms; and

                (vii) The Obligors shall have executed and delivered to LaSalle all documents which LaSalle determines are reasonably necessary to consummate the transactions contemplated hereby.

         After the Closing Date, the obligation of LaSalle to make any requested Revolving Loan or to co-sign as applicant for any requested Letter of Credit is subject to the satisfaction of the conditions precedent set forth below. Each such request shall constitute a representation and warranty that such conditions are satisfied:

                (i) All representations and warranties contained in this Agreement and the Other Agreements shall be true and correct on and as of the date of such request, as if then made, other than representations and warranties that relate solely to an earlier date;

                (ii) No Default or Event of Default shall have occurred, or would result from the making of the requested Revolving Loan or the issuance of the requested Letter of Credit, which has not been waived; and

                (iii) Since December 31, 1999, no event has occurred which has had or could reasonably be expected to have a Material Adverse Effect.

         16. DEFAULT. The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT" hereunder:

         (a) the failure of any Obligor to pay when due, declared due, or demanded by LaSalle in accordance with the terms hereof, any of the Liabilities and, in the case of Liabilities other than scheduled principal, interest or fees, such Liabilities shall remain unpaid for three days;

         (b) the failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under this Agreement, the A-OK Loan Agreement or any of the Other Agreements, in each case to the extent each is a party thereto, and the continuation of such failure for a period of thirty (30) days;

         (c) the making or furnishing by any Obligor to LaSalle of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement, the A-OK Loan Agreement or the Other Agreements or in connection with any other agreement between such Obligor and LaSalle, which is untrue or misleading in any material respect, or the failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreement of such Obligor under any other agreement with any Person if such failure has or is reasonably likely to have a Material Adverse Effect;

         (d) the creation (whether voluntary or involuntary) of any lien or other encumbrance upon any of the Collateral, other than the Permitted Liens, or the making of, any levy, seizure or attachment thereof;

         (e) the commencement of any proceedings (i) in bankruptcy by or against any Obligor, (ii) for the liquidation or reorganization of any Obligor,
(iii) alleging that such Obligor is insolvent or unable to pay its debts as they mature, or (iv) for the readjustment or arrangement of any

Obligor's debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Obligor; provided, however, that if such commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within forty-five (45) days after the commencement of such proceedings;

         (f) the appointment of a receiver or trustee for any Obligor, for any of the Collateral or for any substantial part of any Obligor's assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of any Obligor which is a corporation or a partnership; provided, however, that if such appointment or commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within forty-five (45) days after the commencement of such proceedings;

         (g) the entry of any judgment(s) or order(s) in excess of $100,000, individually or in the aggregate against any Obligor which remains unsatisfied or undischarged, or with respect to which an insurer has not acknowledged full responsibility in writing, and in effect for thirty (30) days after such entry without a stay of enforcement or execution;

         (h) the occurrence of an event of default under, or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to LaSalle pursuant to which such Person has guaranteed to LaSalle the payment of all or any of the Liabilities or has granted LaSalle a security interest in or lien upon some or all of such Person's real and/or personal property to secure the payment of all or any of the Liabilities;

         (i)    the occurrence of an event of default under any other agreement
(s) or instrument(s) evidencing indebtedness for borrowed money in excess of $100,000, individually or in the aggregate, executed or delivered by Borrower or pursuant to which agreement or instrument Borrower or its properties is or may be bound;

         (j)    a Change of Control shall have occurred;

         (k) if any Reportable Event shall have occurred or any Benefit Plan shall be terminated within the meaning of title IV of ERISA, or a trustee shall be appointed by the appropriate United States District Court to administer any Benefit Plan, the PBGC shall institute proceedings to terminate any Benefit Plan, or there shall be a withdrawal from any Multiemployer Plan, and there shall be a Material Adverse Effect in the case of any event described in this paragraph 16(k);

         (l) the occurrence of any event or condition which has a Material Adverse Effect which is not reasonably susceptible of cure within thirty (30) days after such occurrence;

         (m) the occurrence of any event or condition which has a Material Adverse Effect which is susceptible of cure and either (i) such event or condition shall remain uncured for a period of thirty (30) days after the occurrence thereof, or (ii) the Borrower shall have ceased diligent efforts to procure such cure; or

                  (n) an "Event of Default" within the meaning of the A-OK Loan Agreement.

Notwithstanding anything contained in this paragraph 16 or contained in any other provision of this Agreement or Other Agreements to the contrary, in the event of the institution of any proceedings described in paragraph 16(e) hereof against Borrower, LaSalle shall not be obligated to make advances to Borrower during the forty-five (45) day grace period provided in paragraph 16(e).

                  17. REMEDIES UPON AN EVENT OF DEFAULT.

                  (a) Upon the occurrence of an Event of Default described in paragraph 16(e) hereof, all of the Liabilities shall immediately and automatically become due and payable, without notice of any kind. Upon the occurrence of any other Event of Default, all of the Liabilities may, at the option of LaSalle, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

                  (b) Upon the occurrence and during the continuance of an Event of Default, LaSalle may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of LaSalle's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, LaSalle may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter into any of Borrower's premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and LaSalle shall have the right to store the same at any of Borrower's premises without cost to LaSalle. At LaSalle's request, Borrower shall, at Borrower's expense, assemble the Collateral and make it available to LaSalle at one or more places to be designated by LaSalle and reasonably convenient to LaSalle and Borrower. Borrower recognizes that if Borrower fails to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to LaSalle, and Borrower agrees that LaSalle shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed reasonably and properly given if given at least ten (10) calendar days before such disposition. Any proceeds of any disposition by LaSalle of any of the Collateral may be applied by LaSalle to the payment of expenses in connection with the Collateral including, without limitation, legal expenses and reasonable attorneys' fees (both in-house and outside counsel) and any balance of such proceeds may be applied by LaSalle toward the payment of such of the Liabilities, and in such order of application, as LaSalle may from time to time elect.

                  18. INDEMNIFICATION. Borrower agrees to defend (with counsel reasonably satisfactory to LaSalle), protect, indemnify and hold harmless LaSalle, each affiliate or subsidiary of LaSalle, and each of their respective officers, directors, employees, attorneys and agents (each an "INDEMNIFIED PARTY") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations including, without limitation, securities, environmental and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making and the management of the Loans or any Letters of Credit or the use or intended use of the proceeds of the Loans or any Letters of Credit; provided, however, that Borrower shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the bad faith or willful misconduct of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall constitute a Revolving Loan hereunder. The provisions of this paragraph 18 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

                  19. NOTICES. All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by telecopy or delivered in person, and (a) in the case of LaSalle shall be sent to it at both (i) 135 South LaSalle Street, Chicago, Illinois 60603, Attention: Operations Manager (if by telecopy to (312) 904-6450), and (ii) Two Honey Creek Corporate Center, 115 South 84th Street, Suite 220, Milwaukee, Wisconsin 53214, Attention: Mr. Bruce A. Sprenger, Senior Vice President (if by telecopy to (414) 256-5099)), and (b) in the case of Borrower shall be sent to Borrower at its principal place of business as set forth on the first page of this Agreement (if by telecopy to (734) 994-8170).

                  20. CHOICE OF GOVERNING LAW AND CONSTRUCTION. This Agreement and the Other Agreements are submitted by Borrower to LaSalle for LaSalle's acceptance or rejection at LaSalle's principal place of business as an offer by Borrower to borrow monies from LaSalle now and from time to time hereafter, and shall not be binding upon LaSalle or become effective until accepted by LaSalle, in writing, at said place of business. If so accepted by LaSalle, this Agreement and the Other Agreements shall be deemed to have been made at said place of business. THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF WISCONSIN AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN THE COLLATERAL, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

                  21. FORUM SELECTION AND SERVICE OF PROCESS. To induce LaSalle to accept this Agreement, Borrower irrevocably agrees that, subject to LaSalle's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF MILWAUKEE, STATE OF WISCONSIN. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. Borrower hereby irrevocably appoints and designates CT Corporation, whose address is 44 East Mifflin Street, Madison, Wisconsin (or any other person having and maintaining a place of business in such state whom Borrower may from time to time hereafter designate upon ten (10) days written notice to LaSalle and who LaSalle has agreed in its reasonable discretion in writing is satisfactory and who has executed an agreement in form and substance reasonably satisfactory to LaSalle agreeing to act as such attorney and agent), as Borrower's true and lawful attorney and duly authorized agent for acceptance of service of legal process. Borrower agrees that service of such process upon such person shall constitute personal service of such process upon Borrower. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY LASALLE IN ACCORDANCE WITH THIS PARAGRAPH.

                  22. MODIFICATION AND BENEFIT OF AGREEMENT. This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by Borrower and LaSalle. Borrower may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof including, without limitation, Borrower's rights, titles, interest, remedies, powers or duties thereunder. Borrower hereby consents to LaSalle's sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement, or the Other Agreements, or of any portion thereof, or participations therein including, without limitation, LaSalle's rights, titles, interest, remedies, powers and/or duties thereunder, provided that no such sale, assignment, transfer or other disposition shall be to Bank One Corporation, Michigan National Corporation or Key Bank Corporation or any Subsidiary thereof (collectively, "EXCLUDED BANKS"). Borrower agrees that it shall execute and deliver such documents as LaSalle may request in connection with any such sale, assignment, transfer or other disposition.

                  23. HEADINGS OF SUBDIVISIONS. The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

                  24. POWER OF ATTORNEY. Borrower acknowledges and agrees that its appointment of LaSalle as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are paid in full and this Agreement is terminated.

                  25. WAIVER OF JURY TRIAL; OTHER WAIVERS; CONFIDENTIALITY; ETC.

                  (a) LASALLE AND BORROWER HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE

LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT OF BORROWER OR LASALLE OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND LASALLE. IN NO EVENT SHALL LASALLE BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

                  (b) BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LASALLE OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF BORROWER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL WITHOUT PRIOR NOTICE OR HEARING.

                  (c) Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws (other than rights under the Uniform Commercial Code).

                  (d) LaSalle's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of LaSalle thereafter to demand strict compliance and performance therewith. Any suspension or waiver by LaSalle of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of LaSalle in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by LaSalle unless such suspension or waiver is in writing, signed by a duly authorized officer of LaSalle and directed to Borrower specifying such suspension or waiver.

                  (e) Borrower has furnished and will furnish to LaSalle certain information concerning Borrower which Borrower has advised is non-public, proprietary or confidential in nature ("CONFIDENTIAL INFORMATION"). LaSalle confirms to the Borrower that it is LaSalle's policy and practice to maintain in confidence all Confidential Information which is provided to it under agreements providing for the extension of credit and which is identified to it as such, and that it will protect the confidentiality of, and not disclose, Confidential Information submitted to it with respect to Borrower under this Agreement, commensurate with its efforts to maintain the confidentiality of its own Confidential Information, provided, however, that (i) nothing contained herein shall prevent LaSalle from disclosing Confidential Information (A) to its Affiliates and their respective directors, officers, and employees and to any legal counsel, auditors, appraisers, consultants or other persons retained by it or its Affiliates as professional advisors, on the condition that such information not be further disclosed except in compliance with this paragraph 25(e); (B) as may be required by any regulatory authority having jurisdiction over it or its operations or to, or under the authority of, any court deemed by it to be of competent jurisdiction; (C) to any actual or potential assignee of or participant in LaSalle's rights and obligations under this Agreement (but not any Excluded Bank) to the extent such actual potential assignee or participant has agreed to maintain such information in confidence on the basis set forth in this paragraph 25(e); and (D) as necessary in connection with the exercise of its remedies under this Agreement or any of the Other Agreements; (ii) the terms of this paragraph 25(e) shall be inapplicable to any information furnished to LaSalle which is in LaSalle's possession prior to the delivery to it of such information by Borrower or any other authorized Person, or otherwise has been obtained by it on a non-confidential basis, or which was or becomes available to the public or otherwise part of the public domain (other than as a result of LaSalle's failure or any prospective participant's or assignee's failure to abide hereby), or which was not non-public, proprietary or confidential when Borrower or any other authorized Person delivered it to LaSalle; and (iii) the determination by LaSalle as to the application of any of the circumstances described in the foregoing clauses (i) and (ii) will be rebuttably presumed conclusive and binding if made in good faith.

                  (f) Notwithstanding subparagraph (e) above, Borrower consents to LaSalle publishing a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement.

                  (g) This Agreement amends and restates in its entirety the Existing Agreement and, upon the effectiveness of this Agreement, the terms and provisions of the Existing Agreement shall, subject to clauses (h) and (i) below, be superseded hereby.

                  (h) Notwithstanding the amendment and restatement of the Existing Agreement by this Agreement, Borrower shall continue to be liable to LaSalle with respect to agreements on the part of Borrower under the Existing Agreement to indemnify and hold LaSalle harmless from and against all claims, demands, liabilities, damages, losses, costs, charges and expenses to which LaSalle may be subject arising in connection with any action taken, failure to take action, or transaction contemplated in or under the Existing Agreement during the period the Existing Agreement was in effect. Without limiting the generality of the foregoing, paragraph 18 of the Existing Agreement shall not be superseded, modified or otherwise affected by this Agreement.

                  (i) Notwithstanding the amendment and restatement of the Existing Agreement by this Agreement, all of the indebtedness, liabilities and obligations owing to LaSalle by Borrower under the Existing Agreement remaining outstanding as of the Amendment Date constitute Liabilities hereunder, and shall continue to be secured by the Collateral. This Agreement is given in substitution for the Existing Agreement and not as payment of the obligations of Borrower under the Existing Agreement and is in no way intended to constitute a novation of the Existing Agreement.

                  (j) Upon the effectiveness of this Agreement, each reference to the Existing Agreement in any other document, instrument or agreement executed and/or delivered in connection therewith shall mean and be a reference to this Agreement.

                  (k) Borrower, for itself, its successors, legal representatives, heirs and assigns, (i) does hereby forever remise, release and discharge LaSalle and each holder (now or in the future) of any assignments or participations of any obligations or indebtedness of any kind under this Agreement or the Other Agreements and their respective affiliates, officers, employees, directors, agents, and attorneys (collectively, the "RELEASED PARTIES") of and from any and all claims, demands, liabilities, responsibilities, disputes, causes of action (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent that Borrower, for itself, its successors, legal representatives, heirs and assigns, may have against the Released Parties which arise from or relate to actions which the Released Parties may have taken or omitted to take on or prior to the Amendment Date with respect to the Existing Agreement or any other loan documents, obligations, collateral or agreements contemplated thereby.

                          [SIGNATURE PAGE(S) TO FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement in Milwaukee, Wisconsin, as of the date first above written.



                                           LASALLE BUSINESS CREDIT, INC.



                                           By:  /s/s Dale P. Grzenia
                                               ---------------------------------
                                               Dale P. Grzenia, Vice President



                                           NEMATRON CORPORATION,
                                           A MICHIGAN CORPORATION



                                           By:  /s/ David P. Gienapp
                                               ---------------------------------
                                               David P. Gienapp
                                               Vice President - Finance and
                                               Administration, and Secretary

                  EXHIBIT A - BUSINESS AND COLLATERAL LOCATIONS

         Attached to and made a part of that certain Amended and Restated Loan and Security Agreement dated as of June 30, 2000, by and between NEMATRON CORPORATION and LASALLE BUSINESS CREDIT, INC.

         a. Borrower's business locations (please indicate which location is the principal place of business and at which locations originals and all copies of Borrower's books, records and accounts are kept):

                       5840 Interface Drive, Ann Arbor, Michigan  48103

                       124 Washington Street #201, Foxboro, Massachusetts

         b. Other locations of Collateral owned by Borrower (including, without limitation, warehouse locations, processing locations, consignment locations) and all post office boxes of Borrower. Please indicate the relationship of such location to Borrower (i.e. public warehouse, processor, etc.).

                       None.

                        EXHIBIT B - OFFICER'S CERTIFICATE

         THIS CERTIFICATE is submitted pursuant to paragraph 11(i) of the Loan and Security Agreement dated as of June 30, 2000 ("LOAN AGREEMENT") by and between LaSalle Business Credit, Inc. ("LaSalle") and Nematron Corporation ("Borrower").

         The undersigned hereby certifies to LaSalle that as of the date hereof:

         1. The undersigned is the Secretary of the Borrower.

         2. There exists no event or circumstance which is or which with the passage of time, the giving of notice, or both would constitute an Event of Default, as that term is defined in the Loan Agreement, or , if such an event or circumstance exists, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that Borrower has taken or proposes to take with respect thereto.

         3. No material adverse change in the condition, financial or otherwise, business, property, or results of operations of Borrower has occurred since December 31, 1999, or, if such a change has occurred, a writing attached hereto specifies the nature thereof and the action that Borrower has taken or proposes to take with respect thereto.

         4. All insurance premiums due as of such date have been paid.

         5. All taxes due as of such date have been paid or, for those taxes which have not been paid, a writing attached hereto describes the nature and amount of such taxes, and sets forth Borrower's rationale for not paying such taxes and the action that Borrower has taken or proposes to take with respect thereto.

         6. To the best of the undersigned's knowledge, after appropriate inquiry, except as previously disclosed to LaSalle in writing, no litigation, investigation or proceeding, or injunction writ or restraining order is pending or threatened against the Borrower or, if any litigation, investigation or proceeding, or injunction, writ or restraining order is pending or threatened against the Borrower, a writing attached hereto specifies the nature thereof and the action that Borrower has taken or proposes to take with respect thereto.

         7. Borrower is in compliance with the representations, warranties and covenants in the Loan Agreement, or, if Borrower is not in compliance with any representations, warranties or covenants in the Loan Agreement, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that Borrower has taken or proposes to take with respect thereto.

         8. Attached hereto is a true and correct calculation of the financial covenants contained in paragraph 14(m) of the Loan Agreement.

                                NEMATRON CORPORATION, a Michigan Corporation

Dated: June 30, 2000                 By: /s/ David P. Gienapp
                                         ---------------------------------------

                                     Name: David P. Gienapp
                                           -------------------------------------

                                     Title: Secretary
                                            ------------------------------------